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                                                                 EXHIBIT 3(I)(a)

                                                               Execution Version



                           CERTIFICATE OF DESIGNATION

                                     OF THE

         MARCH 2001 MANDATORILY CONVERTIBLE SINGLE RESET PREFERRED STOCK
                                ($1.00 Par Value)

                                       OF

                          THE WILLIAMS COMPANIES, INC.


                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware


                  The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on March 22, 2001, by a duly appointed Special Committee of the Board of Directors of The Williams Companies, Inc., a Delaware corporation (hereinafter called the "Corporation"), acting pursuant to the provisions of Section 141(c) of the General Corporation Law of the State of Delaware and pursuant to authority granted to such Committee in a resolution of such Board of Directors duly adopted on March 14, 2001:

                  RESOLVED that pursuant to authority expressly granted to and vested in the Board of Directors by provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the issuance of a series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), which initially shall consist of 14,000 of the 30,000,000 shares of Preferred Stock which the Corporation now has authority to issue, be, and the same hereby is, authorized, and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) are fixed as follows:

1. Designation. The designation of such series of the Preferred Stock authorized by this resolution shall be the March 2001 Mandatorily Convertible Single Reset Preferred Stock (the "March 2001 Preferred Stock"). The total number of shares of the March 2001 Preferred Stock initially shall be 14,000. Such number of shares may be increased by resolution of the Board of Directors to the extent necessary to fulfill the Corporation's


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obligations to issue additional shares of March 2001 Preferred Stock pursuant to the Remarketing Agreement (as defined in Section 2 hereof). Such number of shares may be decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of March 2001 Preferred Stock to a number less than that of the number of shares then outstanding.

2. Definitions. The following terms shall have the following meanings when used herein:

                  "Anti-Dilution Adjustment Ratio" shall have the meaning specified in Subsection 6(3) hereof.

                  "Average Trading Price" for a security for any given period means an amount equal to (i) the sum of the Closing Price for such security on each Trading Day in such period divided by (ii) the total number of Trading Days in such period.

                  "Board of Directors" shall mean the Board of Directors of the Corporation or any duly authorized committee thereof.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions in the State of New York or the State of Oklahoma are authorized or obligated by law or executive order to close.

                  "Closing Price" for a security means the closing price for such security on the Trading Day in question (or if such day is not a Trading Day then as of the Trading Day next preceding such day) as reported by Bloomberg L.P., or if not so reported by Bloomberg L.P., as reported by another recognized source selected by the Board of Directors.

                  "Common Stock" shall have the meaning specified in Subsection 6(9) hereof.

                  "Conversion Price" shall have the meaning specified in Subsection 6(1) hereof.

                  "Distribution Adjustment Ratio" shall have the meaning specified in Subsection 6(3) hereof.

                  "Dividend Payment Date" shall have the meaning specified in Subsection 3(1) hereof.

                  "Failed Remarketing" shall have the meaning ascribed to such term in Annex A of the Participation Agreement.

                  "Final Sale Date" shall have the meaning ascribed to such term in the Remarketing Agreement.


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                  "Indenture" shall mean the Indenture, dated as of March 28,
2001, among WCG Note Trust, WCG Note Corp., Inc. and United States Trust Company of New York, as indenture trustee.

                  "Junior Stock" shall mean (and references to shares ranking "junior to" the March 2001 Preferred Stock shall refer to), with respect to Sections 3 and 7 hereof, the Common Stock and any other class or series of stock of the Corporation which by its terms is not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the March 2001 Preferred Stock shall have been so paid or declared and, with respect to Sections 4 and 7 hereof, the Common Stock and any other class or series of stock of the Corporation which by its terms is not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until holders of the March 2001 Preferred Stock shall have received the entire amount to which such holders are entitled upon liquidation, dissolution or winding up.

                  "Mandatory Conversion" shall have the meaning specified in Subsection 6(1) hereof.

                  "Mandatory Conversion Date" shall have the meaning specified in Subsection 6(1) hereof.

                  "Mandatory Conversion Rate" shall have the meaning specified in Subsection 6(1) hereof.

                  "Maximum Reserved Shares" shall have the meaning specified in Subsection 6(7) hereof.

                  "Optional Conversion" shall have the meaning specified in Subsection 6(2) hereof.

                  "Optional Conversion Rate" shall have the meaning specified in Subsection 6(2) hereof.

                  "Ordinary Cash Dividends" shall have the meaning specified in Subsection 6(3) hereof.

                  "Parity Stock" shall mean (and references to shares ranking "on a parity with" the March 2001 Preferred Stock shall refer to), with respect to Sections 3 and 7 hereof, any class or series of stock of the Corporation which by its terms is entitled to receive payment of dividends on a parity with the March 2001 Preferred Stock and, with respect to Sections 4 and 7 hereof, any class or series of stock of the Corporation the holders of which by its terms are entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the holders of March 2001 Preferred Stock.


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                  "Participation Agreement" shall mean the Participation
Agreement, dated as of March 22, 2001, among the Corporation, Williams Communications Group, Inc.,Williams Communications, LLC, WCG Note Trust, WCG Note Corp., Inc., Williams Share Trust, United States Trust Company of New York and Wilmington Trust Company.

                  "Permitted Senior Stock" shall mean, with respect to Section 7 hereof, any class or series of Senior Stock which is issued during any Trigger Period and until such time as Williams Share Trust has sold (i) all of the March 2001 Preferred Stock issued by the Corporation to Williams Shares Trust on March 28, 2001, and (ii) any additional shares of March 2001 Preferred Stock or Common Stock issued by the Corporation to Williams Share Trust pursuant to the Remarketing Agreement; provided that the proceeds of the issuance and sale of such Senior Stock are applied in accordance with the terms of the Indenture and the Remarketing Agreement.

                  "Principal Market" shall have the meaning ascribed to such term in Annex A of the Participation Agreement.

                  "Publicly Traded Security" shall have the meaning specified in Subsection 6(4) hereof.

                  "Recapitalization Adjustment Ratio" shall have the meaning specified in Subsection 6(3) hereof.

                  "Redemption Event" shall mean the occurrence of any of the following: (i) any consolidation or merger of the Corporation with or into another corporation or entity, unless in connection with such consolidation or merger the outstanding shares of Common Stock immediately preceding the consummation of such consolidation or merger are converted into, exchanged for or otherwise represent a majority of the outstanding shares of common stock of the surviving or resulting corporation or entity immediately succeeding the consummation of such consolidation or merger or (ii) the Corporation sells or conveys to another entity (other than a Subsidiary) all or substantially all of the assets of the Corporation; provided, that the foregoing shall not include a sale, exchange, distribution to stockholders or other disposition of Williams Communications Group, Inc. capital stock owned by the Corporation.

                  "Redemption Price" shall have the meaning specified in Section 5 hereof.

                  "Remarketing Agent" shall have the meaning ascribed to such term in the Remarketing Agreement.

                  "Remarketing Agreement" shall mean the Williams Preferred Stock Remarketing, Registration Rights and Support Agreement, dated as of March 28, 2001, among the Corporation, Williams Share Trust, WCG Note Trust, United States Trust Company of New York, as indenture trustee, and Credit Suisse First Boston Corporation, as initial remarketing agent.


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                  "Reserved Shares" shall have the meaning specified in
Subsection 6(7) hereof.

                  "Reset Common Yield" shall mean the quotient of (i) the product of (x) four and (y) the amount of the ordinary quarterly cash dividend on one share of Common Stock most recently declared prior to the Trigger Date (as appropriately adjusted for the events referred to in Subsection 6(3)(a)), unless subsequent to such declaration and prior to the Trigger Date, the Corporation has publicly announced a change to, or elimination of, its ordinary quarterly cash dividend, in which case clause (y) above shall be the amount of such proposed ordinary quarterly cash dividend (or $0.00 if such dividend has been or is to be eliminated), divided by (ii) the Reset Price (provided, however, that if as of the Trigger Date there is more than one class of Common Stock, then the Reset Common Yield shall be calculated with respect to each then outstanding class of Common Stock, and the Reset Common Yield (as used herein) shall be the amount calculated with respect to the class of Common Stock resulting in the greatest Reset Common Yield).

                  "Reset Date" means the earlier to occur of (A) the consummation of the remarketing of the Initial Shares (as such term is defined in the Remarketing Agreement), which is expected to be on or about the third Trading Day following the Successful Repricing Date, and (B) the date of a Failed Remarketing.

                  "Reset Dividend Rate" shall mean an amount per annum per share equal to the product of (i) the sum of (x) the Reset Common Yield (expressed as a percentage), plus (y) 7% and (ii) $100,000.00 (rounded to the nearest cent).

                  "Reset Price" shall mean the higher of (i) the Closing Price of a share of Common Stock on the Trigger Date or (ii) the quotient (rounded up to the nearest cent) of the Share Trust Amount divided by the number, as of the Trigger Date, of the authorized but unissued shares of Common Stock that have not been reserved as of the Trigger Date by the Board of Directors for other purposes, subject to adjustment as provided in Subsection 6(3)(a) hereof.

                  "Rights" means rights or warrants distributed by the Corporation under a shareholder rights plan or agreement to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Rights Events"), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock.

                  "Rights Events" shall have the meaning ascribed to such term in the definition of Rights.

                  "Senior Stock" shall mean (and references to shares ranking "senior to" or "prior to" the March 2001 Preferred Stock shall refer to), with respect to Sections 3 and 7 hereof, any class or series of stock of the Corporation by its terms ranking senior to the March 2001


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Preferred Stock in respect of the right to receive dividends and, with respect to Sections 4 and 7 hereof, any class or series of stock of the Corporation by its terms ranking senior to the March 2001 Preferred Stock with respect to the right of the holders thereof to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

                  "Share Trust Agreement" shall mean the Amended and Restated Trust Agreement, dated as of March 28, 2001, among the Corporation, Williams Share Trust and Wilmington Trust Company, as share trustee.

                  "Share Trust Amount" shall have the meaning ascribed to such term in Annex A of the Participation Agreement.

                  "Subsidiary" means any corporation or other entity of which the Corporation owns, directly or indirectly sufficient securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions.

                  "Successful Repricing Date" shall have the meaning ascribed to such term in the Remarketing Agreement.

                  "Threshold Appreciation Price" means the product of (i) the Reset Price as of the time in question and (ii) 1.10.

                  "Trading Day" shall have the meaning ascribed to such term in Annex A of the Participation Agreement.

                  "Transaction" shall have the meaning specified in Subsection 6(5) hereof.

                  "Trigger Date" shall mean the earlier to occur of (A) the Successful Repricing Date and (B) the date of a Failed Remarketing.

                  "Trigger Event" shall have the meaning ascribed to such term in Annex A of the Participation Agreement.

                  "Trigger Period" shall have the meaning ascribed to such term in the Share Trust Agreement.

3. Dividends.

(1) The holders of the March 2001 Preferred Stock shall not be entitled to receive any dividends (nor shall dividends commence to accrue) prior to, or with respect to any period ending prior to, the Reset Date. The holders of the March 2001 Preferred Stock, in preference to the rights of holders of any Junior Stock but subject to the rights of holders of any Senior Stock and Parity Stock, shall be entitled to receive, when, as and if declared by the Board


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of Directors out of the assets of the Corporation legally available therefor, cumulative cash dividends from the Reset Date at the Reset Dividend Rate, and no more, payable on the dates as set forth in this Section 3. Dividends shall accrue on the March 2001 Preferred Stock from the Reset Date. Dividends shall be payable quarterly in arrears on each January 1, April 1, July 1 and October 1 commencing on the first such date following the Reset Date and on the Mandatory Conversion Date (each such date being hereinafter referred to as a "Dividend Payment Date"); provided, that if any such Dividend Payment Date is not a Business Day, then any payment with respect to such Dividend Payment Date shall be payable on the next succeeding Business Day. Each such dividend shall be payable to holders of record as they appear on the books of the Corporation or any transfer agent for the March 2001 Preferred Stock on such record dates as shall be fixed by the Board of Directors subject to applicable law (which record date shall be no more than 60 days prior to the date fixed for the payment thereof). Dividends on the March 2001 Preferred Stock shall accrue on a daily basis commencing on and including the Reset Date, and accrued dividends for each dividend period or portion thereof shall cumulate, to the extent not paid, as of the date on which such dividends were to have been paid. A dividend period shall commence on a Dividend Payment Date or the Reset Date, as the case may be, and continue to the day next preceding the next succeeding Dividend Payment Date. Accumulated unpaid dividends shall not accrue interest. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the March 2001 Preferred Stock for any period less than or more than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Dividends on the March 2001 Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are assets legally available for the payment of such dividends and whether or not such dividends are declared. Dividends in arrears for any past dividend periods or portions thereof may be declared and paid at any time without reference to any regular Dividend Payment Date to holders of record on such date as shall be fixed by the Board of Directors subject to applicable law. As provided in Subsection 6(1), dividends on the March 2001 Preferred Stock shall cease to accrue on the day immediately preceding the Mandatory Conversion Date and, in the case of an Optional Conversion of the March 2001 Preferred Stock, dividends shall accrue only to the extent provided in Subsection 6(2).

(2) As long as any March 2001 Preferred Stock is outstanding, dividends or other distributions for any dividend period may not be paid on any outstanding shares of Parity Stock unless any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding March 2001 Preferred Stock and each share of such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of outstanding March 2001 Preferred Stock and such outstanding shares of Parity Stock bear to each other.

                  In addition, as long as any March 2001 Preferred Stock is outstanding, no shares of any Parity Stock may be purchased, redeemed or otherwise acquired by the Corporation or any Subsidiary (except with any Parity Stock, Junior Stock and cash in lieu of fractional shares of such Parity Stock or Junior Stock in connection therewith and except for the acquisition of


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shares of any Parity Stock pursuant to contractual obligations binding against the Corporation or any Subsidiary that were entered into prior to the date of the first issuance of shares of March 2001 Preferred Stock or pursuant to contractual obligations that are entered into at a time subsequent thereto when such acquisitions of shares could be made pursuant to this Subsection 3(2)) unless: (i) full dividends, if any, on all outstanding shares of Senior Stock, Parity Stock and March 2001 Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or other acquisition, to the extent dividends on such Senior Stock, Parity Stock or March 2001 Preferred Stock are cumulative;
(ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Senior Stock or Parity Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Senior Stock or Parity Stock.

(3) Any dividend payment made on the March 2001 Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the March 2001 Preferred Stock.

(4) All dividends paid with respect to the March 2001 Preferred Stock shall be paid pro rata to the holders entitled thereto.

4. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payments shall be made to the holders of any Junior Stock, but subject to the rights of any Senior Stock and Parity Stock, the holders of the March 2001 Preferred Stock shall be entitled to be paid in full in cash the amount of $100,000.00 per share, together with, to the extent of assets legally available therefor, accrued dividends to the date of such distribution or payment, whether or not earned or declared. If such payment shall have been made in full to the holders of the March 2001 Preferred Stock and all preferential payments or distributions to be made with respect to Senior Stock and Parity Stock have been made in full, the remaining assets and funds of the Corporation shall be distributed among the holders of the Junior Stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the amounts so payable are not paid in full to the holders of all shares of the March 2001 Preferred Stock and Parity Stock, the holders of the March 2001 Preferred Stock, together with holders of Parity Stock, shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation with another entity, nor the sale, lease, transfer, exchange or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of the foregoing provisions of this Section 4.

5. Redemption. The Corporation shall have the right to redeem all, but not less than all, of the outstanding March 2001 Preferred Stock (x) at any time following a Redemption Event and prior to a Trigger Date and (y) at any time prior to a Trigger Event, in


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each case in cash at the redemption price of $100,000.00 per share (the
"Redemption Price"). Except as set forth in the preceding sentence and to the extent contemplated by Section 6(1)(y), the Corporation shall not have the right to redeem any or all of the March 2001 Preferred Stock at any other time. Notice of a redemption of the March 2001 Preferred Stock shall be provided in writing to the holders of record of such shares at their respective addresses as they shall appear on the books of the Corporation at least two Business Days and not more than 60 calendar days prior to the date fixed for redemption. Each such notice of redemption shall specify the date fixed for redemption and the Redemption Price. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation and shall thereupon be entitled to receive payment of the Redemption Price. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

6. Conversion.

(1) Unless previously converted at the option of the holder in accordance with the provisions hereof, on the third anniversary of the Reset Date, or if such date is not a Business Day, the next succeeding day that is a Business Day (the "Mandatory Conversion Date"), each outstanding share of March 2001 Preferred Stock shall, without additional notice to holders thereof, convert automatically (the "Mandatory Conversion") into (x) a number of fully paid and non-assessable shares of Common Stock at the Mandatory Conversion Rate (as defined herein) in effect on the Mandatory Conversion Date; and (y) the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of March 2001 Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) to and including the day immediately prior to the Mandatory Conversion Date, whether or not earned or declared, out of assets legally available therefor (and if sufficient assets are not then legally available therefor, the Corporation shall pay such amount, if any, pro rata (based on the amounts so owing) to the holders of the March 2001 Preferred Stock and any Parity Stock then entitled to similar payment as is then legally available therefor and shall pay any deficiency thereafter as soon as assets are legally available therefor). The "Mandatory Conversion Rate" is equal to the following number of shares of Common Stock per share of March 2001 Preferred
Stock: (a) if the Conversion Price is greater than or equal to the Threshold Appreciation Price, the quotient of (i) $100,000.00 divided by (ii) the Threshold Appreciation Price, (b) if the Conversion Price is less than the Threshold Appreciation Price but is greater than the Reset Price, the quotient of $100,000.00 divided by the Conversion Price and (c) if the Conversion Price is less than or equal to the Reset Price, the quotient of $100,000.00 divided by the Reset Price, subject to adjustment as provided in this Section 6. "Conversion Price" shall mean the Average Trading Price per share of Common Stock for the 20 consecutive Trading Days immediately prior to, but not including, the Mandatory Conversion Date; provided, however, that if an event occurs during


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such 20 consecutive Trading Days that would require an adjustment to the
Mandatory Conversion Rate pursuant to Subsections 6(3) or 6(5), the Board of Directors may make such adjustments to the Average Trading Price for shares of Common Stock for such 20 Trading Day period as it reasonably deems appropriate to effectuate the intent of the adjustments in Subsections 6(3) and 6(5), in which case any such determination by the Board of Directors shall be set forth in a resolution of the Board of Directors and shall be conclusive absent manifest error.

                  Dividends on the March 2001 Preferred Stock shall cease to accrue on the day immediately preceding, and the March 2001 Preferred Stock shall cease to be outstanding on, the Mandatory Conversion Date. The Corporation shall make arrangements as it deems appropriate for the issuance of certificates representing Common Stock and for the payment of cash in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the March 2001 Preferred Stock, and the Corporation may defer the payment of dividends on such Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the March 2001 Preferred Stock, provided that the Corporation shall give the holders of the March 2001 Preferred Stock such notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such Common Stock subsequent to the Mandatory Conversion Date. Amounts payable in cash in respect of the March 2001 Preferred Stock or in respect of such Common Stock shall not bear interest.

(2) Shares of March 2001 Preferred Stock shall be convertible, at the option of the holders thereof ("Optional Conversion") at any time on or after the Reset Date and before the Mandatory Conversion Date, into Common Stock at a rate equal to the number of shares of Common Stock per share of March 2001 Preferred Stock (the "Optional Conversion Rate") equal to the quotient of (i) $100,000.00 divided by (ii) the Threshold Appreciation Price, subject to adjustment as set forth in this Section 6. Prior to the Reset Date, the Optional Conversion Rate shall be 2,316.10 shares of Common Stock for each share of March 2001 Preferred Stock, subject to adjustment as set forth in this Section 6. Optional Conversion of shares of March 2001 Preferred Stock may be effected by delivering certificates evidencing such shares of March 2001 Preferred Stock, together with written notice of conversion and, if required by the Corporation, a proper assignment of such certificates to the Corporation or in blank (and, if applicable as provided in the following paragraph, cash payment of an amount equal to the dividends attributable to the current dividend period payable on such shares), to the office of the transfer agent for the shares of March 2001 Preferred Stock or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with Optional Conversion procedures established by the Corporation. Each Optional Conversion shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. Such Optional Conversion shall be at the Optional Conversion Rate in effect at such time and on such date.


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                  Holders of shares of March 2001 Preferred Stock at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date or other date fixed for payment of dividends notwithstanding the Optional Conversion of such shares following such record date and on or prior to such Dividend Payment Date or other date fixed for payment of dividends. However, shares of March 2001 Preferred Stock surrendered for Optional Conversion after the close of business on a record date for any payment of declared dividends and before the opening of business on the next succeeding Dividend Payment Date or other date fixed for payment of dividends must be accompanied by payment in cash of an amount equal to the dividends attributable to the current dividend period payable on such shares on such next succeeding Dividend Payment Date or other date fixed for payment of dividends. Except as provided in this Subsection 6(2), upon any Optional Conversion, the Corporation shall make no payment of or allowance for unpaid dividends, whether or not in arrears, on such converted shares of March 2001 Preferred Stock as to which Optional Conversion has been effected or for previously declared dividends or distributions on the shares of Common Stock issued upon such Optional Conversion.

(3) The Optional Conversion Rate shall be adjusted from time to time and the Mandatory Conversion Rate shall be adjusted from time to time after the Reset Date in respect of events occurring after the Reset Date, as follows:

(a) In case the Corporation shall (i) pay a dividend on its Common Stock in other Common Stock, (ii) subdivide or split its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any other Common Stock (including in connection with a merger in which the Corporation is a surviving corporation), then, in any such event, (1) the Mandatory Conversion Rate in effect immediately prior to such event shall be adjusted such that the Reset Price shall be adjusted by multiplying it by a fraction (which fraction and all other fractions referred to herein may be improper fractions), the numerator of which is one and the denominator of which is the number of shares of Common Stock that a holder of one share of Common Stock prior to any event described above would hold after such event (assuming the issuance of fractional shares) (the "Recapitalization Adjustment Ratio"), and (2) the Optional Conversion Rate in effect immediately prior to such event shall be adjusted by multiplying it by a fraction, the numerator of which is one and the denominator of which is the Recapitalization Adjustment Ratio. Such adjustment shall become effective immediately after the effective date of any such event (or the earlier record date in the case of any such dividend) whenever any of the events listed above shall occur.

(b) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period, except in the case of Rights, expiring within 45 days after the record date for determination of the shareholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price per share of Common Stock less than the current market price per share of Common Stock (as defined in Subsection 6(4)) on such record date, then in each such case the Mandatory Conversion Rate on the date of such


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issuance shall be adjusted such that the Reset Price shall be adjusted by multiplying it by a fraction the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Average Trading Price for a share of Common Stock on the record date for such issuance, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (y) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (the "Anti-Dilution Adjustment Ratio"); and the Optional Conversion Rate in effect on the record date described below shall be adjusted by multiplying it by a fraction, the numerator of which is one and the denominator of which is the Anti-Dilution Adjustment Ratio. For purposes of this Subsection 6(3)(b), the issuance of rights or warrants to subscribe for or purchase securities exercisable for, convertible into, or exchangeable for, shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such securities are exercisable, convertible or exchangeable at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon the exercise, conversion or exchange of such securities. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for such rights or warrants. To the extent that any shares of Common Stock, or securities exercisable for, convertible into, or exchangeable for, shares of Common Stock so offered for subscription or purchase are not so subscribed or purchased by the expiration of such rights or warrants, the Mandatory Conversion Rate and the Optional Conversion Rate shall each be readjusted to the rates or amounts, respectively, which would then be in effect, had the adjustment made upon the issuance of such rights or warrants been made upon the basis of the issuance of rights or warrants in respect of only the number of shares of Common Stock and securities exercisable for, convertible into, or exchangeable for, shares of Common Stock actually issued upon exercise of such rights or warrants.

(c) If the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock consisting of evidences of its indebtedness or other assets (including capital shares of the Corporation other than Common Stock and capital shares of any Subsidiary but excluding any Ordinary Cash Dividends (as defined below)), or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in Subsection 6(3)(b)), then in each such case the Mandatory Conversion Rate in effect immediately prior to such event shall be adjusted such that the Reset Price shall be adjusted by multiplying it by a fraction (determined pursuant to Subsection 6(4)), the numerator of which shall be the Average Trading Price for a share of Common Stock on such record date, minus the fair market value as of such record date of the portion of evidences of indebtedness or other assets so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock (provided that such numerator shall never be less than $1.00) and the denominator of which shall be the Average Trading Price for a share of Common Stock on such record date (the "Distribution Adjustment Ratio"); and the Optional Conversion Rate in effect immediately prior to such event shall be adjusted by multiplying it by a fraction, the numerator of which is one and the denominator of which is the Distribution Adjustment Ratio. Such adjustment shall become effective on the opening of business on the Business Day next following the record date for such dividend or distribution or the determination of shareholders entitled to receive such dividend or distribution or rights or warrants, as the case may be. "Ordinary Cash Dividends" shall mean (i) any regular cash dividend on the Common Stock that does not exceed the per share amount of the immediately preceding regular cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in Subsection 6(3)(a)) by 10% and (ii) any other cash dividend or distribution which, when combined on a per share basis with the per share amount of all other cash dividends and distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in Subsection 6(3)(a) and excluding cash dividends or distributions that resulted in an adjustment to the Mandatory Conversion Rate or the Optional Conversion Rate), does not exceed 10% of the current market price per share of Common Stock (determined pursuant to Subsection 6(4)) on the Trading Day immediately preceding the date of declaration of such dividend or distribution.

(4) For the purpose of any computation under Subsection 6(3), the "current market price per share of Common Stock" on any date in question shall mean the Average Trading Price for shares of Common Stock for the 15 consecutive Trading Days ending on the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that if another event occurs that would require an adjustment pursuant to Subsection 6(3), the Board of Directors may make such adjustments to the Average Trading Price for shares of Common Stock during such 15 Trading Day period as it reasonably deems appropriate to effectuate the intent of the adjustments in Subsection 6(3), in which case any such determination by the Board of Directors shall be set forth in a resolution of the Board of Directors and shall be conclusive absent manifest error. For purposes of this Subsection, the term "ex" date, when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Average Trading Price was obtained without the right to receive such issuance or distribution. For the purpose of any computation under Subsection 6(3), the "fair market value" of any assets, evidences of indebtedness, subscription rights or warrants on any date in question: (i) in the event any such item is a publicly traded security ("Publicly Traded Security"), shall be determined for such date pursuant to the provisions of this Subsection 6(4) for determination of the "current market price per share of Common Stock", except that (x) each reference therein to "Common Stock" shall be deemed to mean such Publicly Traded Security, and (y) if such Publicly Traded Security does not trade on a "when issued" basis for the 15 consecutive Trading Days preceding the "ex" date, such determination shall be made for the period of 15 consecutive Trading Days commencing on the "ex" date; and (ii) in the event any such item is not a Publicly Traded Security, shall be reasonably determined in good faith for such date by the Board of Directors, as evidenced by a resolution of the Board of Directors, whose determination shall be conclusive absent manifest error. For the purpose of any computation under Subsection 6(3) specifically with respect to a distribution to all holders of the Corporation's Common Stock of any capital shares of Williams Communications Group, Inc., the "Average Trading Price for a share of Common Stock on such record date" in both the numerator and the denominator shall be determined for such date pursuant to the provisions of this Subsection 6(4) for determination of the "current market price per share of Common Stock", except that if there are less than 15 consecutive Trading Days between the public announcement of such distribution and such record date, the "current market price per share of Common Stock" shall be determined based on such number of Trading Days between such public announcement and such record date.

(5) In any case of any reclassification of Common Stock (other than a reclassification of the Common Stock referred to in Subsection 6(3)(a)); any consolidation or merger of the Corporation with or into another company or other entity (other than a merger resulting in a reclassification of the Common Stock referred to in Subsection 6(3)(a)); or any sale or conveyance to another entity (other than a Subsidiary) of all or substantially all of the assets of the Corporation (any such event referred to herein as a "Transaction"), then the Optional Conversion Rate and Mandatory Conversion Rate shall be adjusted so that after consummation of such a Transaction the holders of shares of March 2001 Preferred Stock will receive, in lieu of the number of shares of Common Stock which such holder would have received upon conversion but for such Transaction, the kind and amount of securities, cash and other property receivable upon consummation of such Transaction by a holder of such number of shares of Common Stock, subject to further adjustment as provided in this Section 6, including without limitation, an adjustment to the Optional Conversion Rate on the Reset Date if such Transaction occurs prior to the Reset Date. On and after the consummation of any such Transaction, the Conversion Price, which shall be used for purposes of the determination as to which of clauses (a), (b) or (c) of the definition of Mandatory Conversion Rate applies, shall mean the sum of (i) the product of the Average Trading Price of any Publicly Traded Security received upon consummation of such Transaction for the 20 consecutive Trading Days immediately prior to, but not including, the Mandatory Conversion Date multiplied by the fraction of such security received in such Transaction per share of Common Stock (assuming the issuance of fractional shares) plus (ii) the fair market value of the cash and other property received upon consummation of such Transaction per share of Common Stock as of the day preceding the Mandatory Conversion Date as determined in accordance with Subsection 6(4). In determining the kind and amount of securities, cash or other property receivable upon consummation of such Transaction by a holder of shares of Common Stock, it shall be assumed that such holder is not a person or entity with which the Corporation consolidated or into which the Corporation was merged or which merged into the Corporation, as the case may be, or an affiliate of any such person or entity and that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that, if the kind or amount of securities, cash or other property receivable upon consummation of such Transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In the event of such a reclassification, consolidation, merger, sale or conveyance, effective provisions shall be made in the certificate of incorporation or similar document of the resulting or surviving company or entity so that the conversion rate applicable to any securities or property into which the shares of the March 2001 Preferred Stock shall then be convertible shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections 6(3)(a), 6(3)(b) and 6(3)(c) inclusive, and the other provisions of this Section 6 with respect to the Common Stock shall apply on terms as nearly equivalent as practicable to any such other securities and property deliverable upon conversion of shares of March 2001 Preferred Stock.

(6) Whenever any adjustments are required in the shares of Common Stock into which each share of March 2001 Preferred Stock is convertible, the Corporation shall forthwith (a) compute the adjusted Mandatory Conversion Rate and Optional Conversion Rate in accordance herewith and prepare a certificate signed by an officer of the Corporation setting forth the adjusted Mandatory Conversion Rate and the Optional Conversion Rate, describing in reasonable detail the method of calculation used and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment and file with the transfer agent of the March 2001 Preferred Stock such certificate and (b) cause a copy of such certificate to be mailed to each holder of record of the March 2001 Preferred Stock as of or promptly after the effective date of such adjustment and, with respect to adjustments applicable after the Reset Date, make a prompt public announcement of such adjustment.

(7) The Corporation shall at all times reserve and keep available, free from preemptive rights out of its authorized but unissued shares of Common Stock for the purpose of issuance upon conversion of the March 2001 Preferred Stock a number of shares of Common Stock (the "Reserved Shares") equal to the product of
(i) the number of shares of Common Stock then deliverable at such time upon an Optional Conversion of all shares of the March 2001 Preferred Stock multiplied by (ii) 1.10. Notwithstanding the foregoing, the Corporation shall not be obligated to reserve, at any time, a number of shares of Common Stock (the "Maximum Reserve Shares") greater than the difference between the number of authorized shares of Common Stock, less the number of shares of Common Stock then issued and outstanding; provided, however, that, so long as the March 2001 Preferred Stock is issued and outstanding, in the event that the number of Reserved Shares exceeds the number of Maximum Reserve Shares, the Corporation shall use its best efforts to take all actions required to increase the number of authorized shares of Common Stock so that there shall be sufficient authorized shares of Common Stock to reserve the entire amount of Reserved Shares, including, without limitation, calling a special meeting of the Corporation's stockholders for the purpose of seeking approval of an amendment to the Corporation's Certificate of Incorporation increasing the number of authorized shares of Common Stock.

(8) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of the March 2001 Preferred Stock pursuant to this Section 6. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in the name other than that in which the shares of March 2001 Preferred Stock so converted were registered and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation, that such tax has been paid.

(9) For the purpose of this Section 6, the term "Common Stock" shall include any shares of the Corporation of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, Common Stock issuable upon conversion of the March 2001 Preferred Stock shall include only shares of the class designated as Common Stock as of the original date of issuance of the March 2001 Preferred Stock, or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof (including reclassifications referred to in clause
(iv) of Subsection 6(3)(a)) and which have no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, provided that, if at any time, there shall be more than one such resulting class or series, the shares of such class and series then so issuable shall be in the same proportion, if possible, or if not possible, in substantially the same proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all classes and series resulting from all such reclassifications.

(10) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the March 2001 Preferred Stock. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the current market price per share of Common Stock (determined as provided in Subsection 6(4)) of the Common Stock on the date of conversion shall be paid to the holder in cash by the Corporation. If on such date there is no current market price per share of Common Stock, the fair market value of a share of Common Stock (determined as provided in Subsection 6(4)) on such date, shall be used. If more than one share of March 2001 Preferred Stock shall be surrendered for conversion at one time or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of March 2001 Preferred Stock so surrendered.

(11) All shares of the March 2001 Preferred Stock purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

(12) No adjustment in the Mandatory Conversion Rate and the Optional Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this Subsection 6(12)) would require an increase or decrease of at least 1% in the number of shares of Common Stock into which each share of the March 2001 Preferred Stock is then convertible; provided, however, that any adjustments which by reason of this Subsection 6(12) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided further that any adjustment shall be required and made in accordance with the provisions of Subsection 6(3) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. If any action or transaction would require adjustment to the Mandatory Conversion Rate or the Optional Conversion Rate pursuant to this Section 6, only one adjustment shall be made and such adjustment shall be the amount of the adjustment that has the highest absolute value. All calculations under this Section 6 shall be made to the nearest one-hundredth of a share of Common Stock.

(13) The Board of Directors may make such upward adjustments in the Mandatory Conversion Rate and the Optional Conversion Rate, in addition to those required by this Section 6, as shall be determined by the Board of Directors, as evidenced by a resolution of the Board of Directors, to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction that could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) made by the Corporation to its stockholders after the Reset Date shall not be taxable. The determination of the Board of Directors as to whether an adjustment should be made pursuant to the provisions of this Subsection 6(13), and if so, as to what adjustment should be made and when, shall be conclusive, final and binding on the Corporation and all stockholders of the Corporation.

(14) In any case in which this Section 6 shall require that an adjustment as a result of any event become effective at the opening of business on the Business Day next following a record date and the date fixed for conversion occurs after such record date, but before the occurrence of such event, the Corporation may, in its sole discretion, elect to defer (A) issuing to the holder of any converted March 2001 Preferred Stock the additional shares of Common Stock issuable upon such conversion over the shares of Common Stock issuable before giving effect to such adjustments and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Subsection 6(10), in each case until after the occurrence of such event.

(15) Notwithstanding the foregoing provisions of this Section 6, no adjustment of the Optional Conversion Rate or the Mandatory Conversion Rate shall be required to be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of optional amounts in shares of Common Stock under any such plan or upon the issuance of shares of Common Stock (or securities, rights, warrants, options or similar rights, which are convertible or exercisable for shares of Common Stock) pursuant to any compensatory plan of the Corporation or its Subsidiaries.

(16) Notwithstanding any other provision of this Section 6, the issuance or distribution of Rights shall not be deemed to constitute an issuance or a distribution or dividend of rights, warrants or other securities to which any of the adjustment provisions described above applies until the occurrence of the earliest Rights Event.

(17) For purposes of this Section 6, shares of Common Stock owned by, or held for the account of, the Corporation, a Subsidiary or another entity of which a majority of the common stock or common equity interests are owned, directly or indirectly, by the Corporation shall be deemed to be not outstanding.

7. Voting Rights. The holders of March 2001 Preferred Stock shall have no right to vote except as otherwise specifically provided herein, in the Certificate of Incorporation or as required by statute.

(1) So long as any shares of March 2001 Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required in the Certificate of Incorporation by law, the affirmative vote of the holders of at least a majority of the shares of March 2001 Preferred Stock entitled to vote, given in person or by proxy, either pursuant to a consent in writing without a meeting (if permitted by law and the Certificate of Incorporation) or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation which alters or changes the powers, rights or preferences of the shares of March 2001 Preferred Stock so as to affect them adversely or reduces the minimum time required for any notice to which holders of March 2001 Preferred Stock then outstanding may be entitled. Without limiting the foregoing, the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of any Permitted Senior Stock, Junior Stock or Parity Stock (including additional shares of March 2001 Preferred Stock) shall not require approval by the holders of the March 2001 Preferred Stock and such holders shall not be entitled to vote thereon to the fullest extent permitted by law;

(b) the authorization, creation or issuance of, or the increase in the authorized amount of, any stock of any class or series, or any security convertible into stock of any class or series, ranking senior to the March 2001 Preferred Stock (other than the authorization, creation or issuance of, or the increase in the authorized amount of, any Permitted Senior Stock, or any security convertible into Permitted Senior Stock); or

(c) the merger or consolidation of the Corporation with or into any other corporation or other entity, unless in connection with such merger or consolidation each holder of shares of March 2001 Preferred Stock immediately preceding such merger or consolidation shall either (I) with respect to a merger or consolidation consummated prior to, on or after the Reset Date, receive or continue to hold in the surviving or resulting corporation or other entity the same number of shares, with substantially the same rights and preferences (except as contemplated by Subsection 6(5) and except for those rights and preferences that could be affected without the vote of the holders of the March 2001 Preferred Stock, such as the authorization and issuance of Parity Stock or Junior Stock), as correspond to the shares of March

2001 Preferred Stock held immediately prior to such merger or consolidation or
(II) with respect to a merger or consolidation consummated after the Reset Date, receive the kind and amount of securities, cash and other property that would have been receivable upon consummation of such merger or consolidation by such holder (subject to the assumptions set forth in Subsection 6(5)) if the Mandatory Conversion Date had occurred immediately prior to the consummation of such merger or consolidation and the Mandatory Conversion Rate was determined as of such time (and if clause (I) or (II) is applicable, then such merger or consolidation shall not be subject to approval by the holders of the March 2001 Preferred Stock and such holders shall not be entitled to vote thereon).

(d) In the event that (i) full cumulative dividends on the March 2001 Preferred Stock are not paid and are in arrears for six consecutive quarterly dividend periods following the Reset Date or (ii) the holders of shares of any other series of Parity Stock of the Corporation have the then present right to elect one or more directors for any reason, the number of directors of the Corporation constituting the entire Board of Directors shall be increased by two persons and the holders of shares of the March 2001 Preferred Stock, voting together as a single class with the holders of shares of all other series of Parity Stock of the Corporation having the then present right to elect one or more directors (herein referred to as "Class Voting Stock"), shall have the right to elect such additional two directors to fill such positions at any regular meeting of shareholders or special meeting held in place thereof, or at a special meeting called as provided in Subsection 7(2)(c). Whenever (i) all arrearages of dividends on the March 2001 Preferred Stock then outstanding shall have been paid or declared and irrevocably set apart for payment and (ii) the holders of shares of any other series of Parity Stock of the Corporation no longer have the present right to elect one or more directors for any reason, then the right of the holders of shares of the March 2001 Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends or in the case of the vesting of voting rights in the holders of shares of any other series of Parity Stock of the Corporation), and the terms of office of all persons previously elected as directors by the holders of shares of the March 2001 Preferred Stock and such other Class Voting Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

(e) At any time after the voting power referred to in Subsection 7(2)(a) shall have been so vested in the holders of shares of the March 2001 Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder or the holders of at least 10% of the number of shares of March 2001 Preferred Stock then outstanding (addressed to the Secretary at the principal executive office of the Corporation) shall, call a special meeting of the holders of shares of the March 2001 Preferred Stock and all other Class Voting Stock for the election of the directors to be elected by them pursuant to Subsection 7(2)(a); provided that the Secretary shall not be required to call such special meeting if the request for such meeting is received less than 45 calendar days before the date fixed for the next ensuing annual meeting of shareholders. Such call shall be made by notice similar to that provided in the bylaws of the Corporation for a special meeting of the shareholders or as required by law. Subject to the foregoing provisions, if any such special meeting required to be called as above provided shall not be called by the Secretary within 20 calendar days after receipt of an appropriate request, then any holder of shares of March 2001 Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books and records of the Corporation. Except as otherwise provided by law, at any such meeting, the holders of a majority of the number of shares of March 2001 Preferred Stock and such other Class Voting Stock then outstanding shall constitute a quorum for the purpose of electing directors as contemplated in Subsection 7(2)(a). If at any such meeting or adjournment thereof, a quorum of such holders of March 2001 Preferred Stock and, if applicable, such other Class Voting Stock shall not be present, no election of directors by the March 2001 Preferred Stock and, if applicable, such other Class Voting Stock shall take place, and any such meeting may be adjourned from time to time for periods not exceeding 30 calendar days until a quorum of the March 2001 Preferred Stock and, if applicable, the Class Voting Stock is present at such adjourned meeting. Unless otherwise provided by law or the Certificate of Incorporation, directors to be elected by the holders of shares of March 2001 Preferred Stock and, if applicable, such other Class Voting Stock shall be elected by a plurality of the votes cast by such holders at a meeting at which a quorum is present. Notwithstanding the foregoing, the absence of a quorum of the March 2001 Preferred Stock and, if applicable, such other Class Voting Stock shall not prevent the voting of, including the election of, directors by the holders of Common Stock and other classes of capital stock at such meeting.

(f) Any director who shall have been elected by holders of shares of March 2001 Preferred Stock voting together, if applicable, as a single class with the holders of one or more other series of Class Voting Stock, or any director so elected as provided below, may be removed at any time during a class voting period, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the number of shares of March 2001 Preferred Stock then outstanding, voting together, if applicable, as a single class with the holders of all other series of Class Voting Stock then outstanding, given at a special meeting of such shareholders called for such purpose, and any vacancy thereby created may be filled during such class voting period only by the holder of shares of March 2001 Preferred Stock and, if applicable the other series, if any, of Class Voting Stock. In case any vacancy (other than as provided in the preceding sentence) shall occur among the directors elected by the holders of shares of the March 2001 Preferred Stock (and, if applicable, such other Class Voting Stock), a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining director elected by the holders of the March 2001 Preferred Stock (and, if applicable, such other Class Voting Stock) or the successor of such remaining director.

(2) Holders of March 2001 Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent except as otherwise provided by applicable law.

8. Other Rights. Shares of March 2001 Preferred Stock shall not have any relative, participating, optional or other special rights or powers other than as set forth herein, in the Certificate of Incorporation or as required by law.

9. Notices. Subsequent to the Reset Date, at any time while any shares of March 2001 Preferred Stock are outstanding, (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock, excluding any cash dividends, (ii) the Corporation shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock or of securities exercisable for, convertible into, or exchangeable for, shares of Common Stock or (iii) the Corporation shall authorize any reclassification of its Common Stock (other than a subdivision or combination thereof) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the March 2001 Preferred Stock, and shall cause to be mailed to the holders of March 2001 Preferred Stock at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend or distribution of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution of rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. The failure to give or receive the notice required hereby or any defect therein shall not affect the legality or validity of such dividend or distribution of rights or warrants or other action.


                  IN WITNESS WHEREOF, The Williams Companies, Inc. has caused this Certificate to be signed by Deborah S. Fleming, an Assistant Treasurer, this 28th day of March, 2001.

                                       THE WILLIAMS COMPANIES, INC.


                                       By: /s/ Deborah S. Fleming
                                          --------------------------------------
                                            Name:  Deborah S. Fleming
                                            Title:  Assistant Treasurer

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 12/28/2000
                                                         001655107 -- 2116534




                           CERTIFICATE OF DESIGNATION

                                     OF THE

              DECEMBER 2000 CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                ($1.00 Par Value)

                                      OF

                          THE WILLIAMS COMPANIES, INC.

                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware

                  The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on December 28, 2000, by a duly appointed Special Committee of the Board of Directors of The Williams Companies, Inc., a Delaware Corporation (hereinafter called the "Corporation"), acting pursuant to the provisions of Section 141(c) of the General Corporation Law of the State of Delaware and pursuant to authority granted to such Committee in a resolution of such Board of Directors (the "Board") duly adopted on November 16, 2000 (capitalized terms used herein but not otherwise defined shall have the meanings set forth in Exhibit A to the Amended and Restated Company Agreement of Snow Goose Associates, L.L.C., dated as of December 28, 2000, among Arctic Fox Assets, L.L.C., and Prairie Wolf Investors, L.L.C., the "Joint Venture Company Agreement"):

                  RESOLVED that pursuant to authority expressly granted to and vested in the Board by provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the issuance of a series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), which shall consist of up to 400,000 of the 30,000,000 shares of Preferred Stock which the Corporation now has authority to issue, be, and the same hereby is, authorized, and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) are fixed as follows:

                           1. Designation. The designation of such series of the
                  Preferred Stock authorized by this resolution shall be the December 2000 Cumulative Convertible Preferred Stock (the "December 2000 Preferred Stock"). The total number of shares of the December 2000 Preferred Stock shall be 400,000.

                           2. Preferred Dividends. Holders of shares of December
                  2000 Preferred Stock will be entitled to receive, when, as and if declared by the Board out of assets of the Corporation legally available for payment, an annual cash dividend, payable with respect to each Fiscal Quarter in arrears on the fifth Business Day of each of January, April, July and October, commencing on April 6, 2001 (each a "dividend payment date" and each period in respect to which such dividend payment date relates, a "Dividend Period"), equal to the yield for the most recently issued U.S. Treasury Bill with a maturity at issue of three months (as quoted at the close of business on Bloomberg Page PX2 (or such other page as may replace that page on that service) two Business Days before the first day of such Dividend Period) plus three percent (3%) on the Liquidation Preference of each share of December 2000 Preferred Stock; provided that, upon a Liquidating Event (such date, the "Rate Reset Date"), the dividend rate (or the formula therefor) on the December 2000 Preferred Stock shall be reset so as to enable such holders to sell the December 2000 Preferred Stock to a third party at the Liquidation Preference (as defined herein) plus accrued and unpaid dividends. The rate or formula shall be reset by the Board based on the opinion of an investment banking firm of recognized national standing selected by the holders of December 2000 Preferred Stock subject to the approval of the Board, not to be unreasonably withheld. Accumulated but unpaid dividends will not bear interest.

                           Dividends will accrue on the December 2000 Preferred
                  Stock whether or not declared and will be cumulative from the date of initial issuance of shares of December 2000 Preferred Stock, but holders of December 2000 Preferred Stock shall not be entitled to any dividends in excess of the cumulative dividends provided herein. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on the record date established by the Corporation for each dividend declared, which record date shall not be more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board. When dividends are not paid in full upon the December 2000 Preferred Stock and any other Parity Preferred Stock (as defined in Section 10 below), all dividends declared upon shares of Parity Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the December 2000 Preferred Stock and such other Parity Preferred Stock shall bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of December 2000 Preferred Stock and such other Parity Preferred Stock bear to each other. Except as set forth in the preceding sentence, unless full cumulative dividends on the December 2000 Preferred Stock have been paid (or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment) for all dividend periods terminating on or prior to the date of determination, no dividends (other than dividends paid in shares of (or options, warrants or rights to subscribe for or purchase shares of) Junior Stock (as defined herein)) may be paid or declared, nor may a sum sufficient for the payment thereof be set apart for such payment made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the December 2000 Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to the December 2000 Preferred Stock as to the payment of dividends (collectively, "Junior Dividend Stock") be redeemed, purchased or otherwise acquired by the Corporation for any consideration other than in exchange for Junior Stock and cash in lieu of fractional shares, if any, upon such an exchange (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or exchange for Junior Stock). Dividends shall be calculated on the basis of a 360-day year of 12 30-day months.

                         3. Liquidation Preference. The shares of December 2000
                 Preferred Stock shall rank prior to shares of Common Stock (such junior stock is referred to herein collectively as "Junior Liquidation Stock", and collectively with the Junior Dividend Stock, the "Junior Stock"), so that in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the December 2000 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Junior Liquidation Stock, an amount equal to $1,000.00 per share (the "Liquidation Preference" of a share of December 2000 Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of December 2000 Preferred Stock to the date of final distribution. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of December 2000 Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation, or proceeds thereof, available for distribution among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the amount payable on all such Parity Preferred Stock upon such liquidation, dissolution or winding up, then such assets, or the proceeds thereof, shall be distributed among such holders of Parity Preferred Stock equally and ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full. For the purposes hereof, neither a consolidation nor merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale, exchange or transfer of all or any part of the Corporation's assets for cash, shares of stock, securities or other consideration shall be considered a liquidation, dissolution or winding up of the affairs of the Corporation.

                           4. Voting Rights. (a) The holders of shares of
                  December 2000 Preferred Stock shall have the voting rights set forth in the Certificate of Incorporation, as otherwise permitted under the laws of the State of Delaware, or as set forth in this Section 4. The holders of shares of December 2000 Preferred Stock shall have no voting rights permitting them to vote as a class except as required by law and as set forth in clauses (d), (e) and (f) below and the second paragraph of Section 8.

                           (b) On any matter for which the holders of December
                  2000 Preferred Stock shall have the right to vote as a separate class, together with other shares of Preferred Stock then entitled to vote on such matter with the December 2000 Preferred Stock, if any, each share of December 2000 Preferred Stock shall be entitled to one vote.

                           (c) So long as shares of the December 2000 Preferred
                  Stock are outstanding, upon the proposal of a merger or consolidation of the Corporation with or into any Person where the Corporation would not be the surviving entity (a "Proposed Merger") and with respect to which holders of December 2000 Preferred Stock do not have the right under applicable law or the Certificate of Incorporation including this Certificate of Designation, to vote as a separate class (together with any other shares of Preferred Stock so entitled to vote thereon as a class with the December 2000 Preferred Stock) on such merger or consolidation, the holders of December 2000 Preferred Stock shall have full voting power on all matters with respect to such Proposed Merger upon which holders of Common Stock are entitled to vote with respect to such Proposed Merger, voting together as a class with the Common Stock and any other class or series of stock entitled to vote together with the Common Stock with respect to such Proposed Merger, with each holder of December 2000 Preferred Stock having the same number of votes per share of December 2000 Preferred Stock as represents the number of shares of Common Stock into which one share of December 2000 Preferred Stock would be convertible at the time of the vote with respect to the Proposed Merger.

                           (d) Upon the accumulation of accrued and unpaid
                  dividends on the outstanding December 2000 Preferred Stock in an amount equal to six full quarterly dividends (whether or not consecutive) (a "Voting Rights Triggering Event"), the number of members of the Board will be immediately and automatically increased by two, and the holders of a majority of the outstanding shares of December 2000 Preferred Stock, will be entitled to elect two members to the Board. Voting rights of the December 2000 Preferred Stock arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the December 2000 Preferred Stock are paid in full. If the right of the holders of December 2000 Preferred Stock to elect directors pursuant to this Section 4(d) become exercisable, the Board shall take all actions as may be necessary or appropriate (including increasing the size of the Board or, if the number of members of the Board is at its maximum, seeking the resignation of then current members) to permit the holders to exercise their rights in full as contemplated pursuant to this Section 4(d). In accordance with Section D of Article FIFTH of the Certificate of Incorporation, any persons elected as directors of the Corporation pursuant to this Section 4(d) shall not be a member of any class of the Board and such persons or their duly elected successors shall serve until the first annual meeting after all arrears on the December 2000 Preferred Stock are paid in full or until their earlier resignation or removal.

                           (e) So long as shares of the December 2000 Preferred
                  Stock are outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of December 2000 Preferred Stock, voting as a class, authorize, create or issue to any Person (other than the holders of the December 2000 Preferred Stock) any Preferred Stock (the "Additional Preferred Stock") or authorize, create or issue any obligation or security convertible into shares of Preferred Stock, provided that the Corporation may authorize, create and issue any Preferred Stock to a Person other than the holders of the December 2000 Preferred Stock without such consent if the following conditions are satisfied: (a) prior to the completion of the sale or other transfer of all or substantially all of the direct or indirect equity interests in, or all or substantially all of the assets of Williams Communications Group, Inc. and its Subsidiaries, in each case as in existence on the date hereof (the "WCG Spin-Off"), following the issuance of the Additional Preferred Stock the total Preferred Stock issued by the Corporation shall not represent more than 37.5% of the total shareholders' equity of the Corporation as of its most recently filed balance sheet prepared in accordance with GAAP and (b) upon the completion of the WCG Spin-Off, following the issuance of the Additional Preferred Stock the total Preferred Stock issued by the Corporation shall not represent more than 50% of the total shareholders' equity of the Corporation as of its most recently filed balance sheet prepared in accordance with GAAP.

                           (f) So long as shares of the December 2000 Preferred
                  Stock are outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least a majority (or, in the case of Section 4(f)(ii), (iii), (iv) and (v), 95%) of the outstanding shares of December 2000 Preferred Stock, voting as a class, take any of the following actions:

                                    (i) Merge or consolidate with or into any
                           Person, or sell, lease or otherwise transfer all or substantially all of its assets, or permit any of its material Subsidiaries to merge or consolidate with or into any Person, or sell, lease or otherwise transfer all or substantially all of its assets (except any merger or sale associated with the WCG Spin-Off), in any case where such merger, sale, lease or transfer would affect adversely the preferences, special rights or powers of the December 2000 Preferred Stock;

                                    (ii) Authorize any reclassification of the
                           December 2000 Preferred Stock.

                                    (iii) Alter or change the rights, powers or
                           preferences of the December 2000 Preferred Stock so as to affect them adversely;

                                    (iv) Authorize, create or issue any other
                           shares of December 2000 Preferred Stock;

                                    (v) Authorize, create, increase the number
                           of shares of or issue (A) any class or series of capital stock which expressly provides that such class or series of capital stock ranks senior to the December 2000 Preferred Stock as to dividends or distributions upon the liquidation, winding up or dissolution of the Corporation (such class or series of capital stock being referred to hereafter as "Senior Stock"); or (B) any obligation or security convertible into, or any rights or options entitling the holder thereof to purchase, shares of Senior Stock;

                                    (vi) Authorize, create, increase the number
                           of shares of or issue (A) any class or series of capital stock (other than Common Stock) with voting rights (other than as required by the laws of the State of Delaware or the Certificate of Incorporation or similar to any one or more of those set forth in Sections 4(a), 4(b), 4(c), 4(d), 4(e), 4(f) and
                           Section 8 hereof or any provision thereof) (such class or series of capital stock being referred to hereafter as "Additional Voting Stock") or (B) any obligation or security convertible into, or any rights or options entitling the holder thereof to purchase, shares of Additional Voting Stock; or

                                    (vii) Amend Section I(5)(b) of Article
                           FOURTH or Section H of Article FIFTH of the
                           Certificate of Incorporation (other than any amendment that does not limit or restrict the right of holders of December 2000 Preferred Stock to act by written consent to the extent permitted by Section I(5)(b) of Article FOURTH and Section H of Article FIFTH of the Certificate of Incorporation.

                           5. Optional Redemption. At any time prior to the Rate
                  Reset Date, the Corporation shall have the right, exercisable at any time at the option of the Board of Directors on any date fixed by the Board of Directors (or any authorized committee of the Board of Directors), to redeem, out of funds legally available therefor, shares of the December 2000 Preferred Stock, in whole or in part, upon not less than 10 nor more than 60 days' prior notice, at a redemption price in cash equal to $1,000 per share of the December 2000 Preferred Stock to be redeemed, plus an amount equal to dividends accrued and accumulated but unpaid to the redemption date with respect to the shares to be so redeemed.

                           If less than all of the outstanding shares of
                  December 2000 Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

                           If a notice of redemption has been given pursuant to
                  this Section 5 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of December 2000 Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest that may accrue on funds so deposited shall be paid to the Corporation from time to time.

                           6. Optional Conversion. (a) Subject to and upon
                  compliance with the provisions of this Certificate of Designation, the holder of any December 2000 Preferred Stock shall have the right, exercisable at its option, at any time after the original issuance of the December 2000 Preferred Stock hereunder, to convert such December 2000 Preferred
                  Stock into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing $1,000 by the Conversion Price in effect at such time, in the manner provided in Section 6(b). As used herein, the term "Conversion Price" means on the date hereof, the "Initial Conversion Price" as defined in Section 6(f), and subsequently the Conversion Price as adjusted from time to time in accordance with Section 7.

                           (b) In order to exercise the conversion privilege
                  with respect to any December 2000 Preferred Stock in certificated form, the holder of any such December 2000 Preferred Stock to be converted shall surrender such December 2000 Preferred Stock, duly endorsed, to the Corporation and shall give written notice of conversion and, if fewer than all the shares of December 2000 Preferred Stock evidenced by the certificate so surrendered are to be converted, the holder shall specify the number of shares to be so converted.

                           (c) As promptly as practicable after satisfaction of
                  the requirements for conversion set forth above, the Corporation shall issue and shall deliver, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion as determined by the Corporation in accordance with the provisions of this Section 6 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Corporation, as provided in this Section 6.

                           (d) Each conversion shall be deemed to have been
                  effected on the date on which the requirements set forth above in this Section 6 have been satisfied, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date of conversion.

                           (e) No fractional shares of Common Stock or scrip
                  representing fractional shares shall be issued upon conversion of December 2000 Preferred Stock. If any fractional share of stock would be issuable upon the conversion of any December 2000 Preferred Stock, the Corporation shall make an adjustment and payment therefor in cash at the current market price thereof to the holder of December 2000 Preferred Stock. The current market price of a share of Common Stock shall be the Closing Price on the last Business Day immediately preceding the day on which the conversion shall have occurred.

                           (f) The "Initial Conversion Price" shall be $31.8125
                  per share.

                           7. Adjustment of Conversion Price. The Conversion
                  Price shall be adjusted from time to time by the Corporation as follows:

                                    (a) In case the Corporation shall hereafter
                           pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction, the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination, and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation. If any dividend or distribution of the type described in this Section 7(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

                                    (b) In case the Corporation shall issue
                           rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase (pursuant to such rights or warrants) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

                                    (c) In case outstanding shares of Common
                           Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.


                                    (d) In case the Corporation shall, by
                           dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which Section 7(a) applies) or evidence of its indebtedness or assets (excluding cash) (including securities, but excluding any rights or warrants referred to in Section 7(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 7(a) (any of the foregoing hereinafter in this Section 7(d) called the "Securities")), then, in each such case (unless the Corporation elects to reserve such Securities for distribution to the holders of December 2000 Preferred Stock upon conversion so that any holder converting will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had converted its December 2000 Preferred Stock into Common Stock immediately prior to the Record Date (as defined in Section 7(h)(4)) for such distribution of the Securities), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board, whose determination shall be conclusive, and described in a resolution of the Board) on the Record Date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator of which shall be the Current Market Price per share of the Common Stock on such Record Date, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of December 2000 Preferred Stock shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted its December 2000 Preferred Stock into Common Stock immediately prior to the Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If the Board determines the fair market value of any distribution for purposes of this Section 7(d) by reference to the actual or when issued trading market for any Securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

                                    Rights or warrants distributed by the
                           Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not immediately exercisable; and
                           (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7 (and no adjustment to the Conversion Price under this Section 7 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 7(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Certificate of Designation, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 7 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

                                    No adjustment of the Conversion Price shall
                           be made pursuant to this Section 7(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Corporation for distribution, to holders of December 2000 Preferred Stock upon conversion by such holders of December 2000 Preferred Stock to Common Stock. For purposes of this Section 7(d) and Sections 7(a) and (b), any dividend or distribution to which this Section 7(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 7(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 7(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 7(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 7(a).

                                    (e) In case the Corporation shall, by
                           dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the annualized rate of such cash dividend together with any other cash dividend paid or payable during such quarter does not exceed the greater of (A) the annualized cash dividend rate per share of Common Stock in effect during the next preceding quarter to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this Section 7(e) (as adjusted to reflect subdivisions, or combinations of the Common Stock), and (B) 3.75% of the Current Market Price determined immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above or as set forth in the last two sentences of this Section 7(e)) applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price of the Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the record date; provided, however, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of December 2000 Preferred Stock shall have the right to receive upon conversion, out of funds legally available therefor, the amount of cash such holder would have received had such holder converted such December 2000 Preferred Stock on the record date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 7(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 7(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

                                    (f) In case a tender or exchange offer made
                           by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board, whose determination shall be conclusive and described in a resolution of the Board) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Expiration Time. If the Corporation is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

                                    (g) For purposes of this Section 7, the
                           following terms shall have the meaning indicated:

                                             (1) "Closing Price" with respect to
                                    any security on any day shall mean the
                                    closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case as quoted on the New York Stock Exchange or, if such security is not quoted or listed or admitted to trading on such New York Stock Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose, or a price determined in good faith by the Board.

                                             (2) "Current Market Price" shall
                                    mean the arithmetic average of the daily
                                    Closing Prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to the date in question.

                                             (3) "Fair Market Value" shall mean
                                    the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                                             (4) "Record Date" shall mean, with
                                    respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

                                             (5) "Trading Day" shall mean (x) if
                                    the applicable security is listed or
                                    admitted for trading on the New York Stock
                                    Exchange or another national securities
                                    exchange, a day on which the New York Stock
                                    Exchange or such other national securities exchange is open for business or (y) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                                    (h) The Corporation may (but is not
                           obligated to) make such reductions in the Conversion Price, in addition to those required by Sections 7(a), (b), (c), (d), (e) or (f) as the Board considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                                    To the extent permitted by applicable law,
                           the Corporation from time to time may (but is not obligated to) reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the December 2000 Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                                    (i) No adjustment in the Conversion Price
                           shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments that by reason of this Section 7(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment need be made pursuant to any provision of this Section 7 for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest. To the extent the December 2000 Preferred Stock becomes convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash into which shares of December 2000 Preferred Stock may be convertible.

                                    (j) Whenever the Conversion Price is
                           adjusted as herein provided, the Corporation shall promptly prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall promptly mail such notice of such adjustment of the Conversion Price to each holder of a share of December 2000 Preferred Stock. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                                    (k) In any case in which this Section 7
                           provides that an adjustment shall become effective immediately after (1) a record date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 7(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 7(b) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 7(f), (each a "Determination Date"), the Corporation may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (x) issuing to the holder of any share of December 2000 Preferred Stock converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities or assets issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6(e). For purposes of this Section 7(k), the term "Adjustment Event" shall mean:

                                             (1) in any case referred to in
                                    clause (1) hereof, the occurrence of such event,

                                             (2) in any case referred to in
                                    clause (2) hereof, the date any such
                                    dividend or distribution is paid or made,

                                             (3) in any case referred to in
                                    clause (3) hereof, the date of expiration of such rights or warrants, and

                                             (4) in any case referred to in
                                    clause (4) or clause (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

                                    (l) For purposes of this Section 7, the
                           number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of outstanding scrip certificates, if any, issued by the Corporation in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  8. Reclassifications, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 7(c) applies), (ii) any consolidation, merger or combination of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the December 2000 Preferred Stock shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) that the holder of a share of December 2000 Preferred Stock would have received upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such holder converted such share of December 2000 Preferred Stock into the number of shares of Common Stock issuable upon such conversion (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available for such conversion) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 8 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

                  The Corporation shall not enter into any transaction governed by this Section 8 unless (I) if the Corporation is not the entity surviving any such merger, consolidation or combination, (A) such merger, consolidation or combination has been approved by the affirmative vote or written consent of the holders of 95% of the outstanding shares of December 2000 Preferred Stock or (B) the December 2000 Preferred Stock is converted into shares of preferred stock or equivalent equity securities of the entity surviving or resulting from such merger or consolidation having terms and conditions substantially similar to the terms and conditions of the December 2000 Preferred Stock in effect immediately prior to such merger or consolidation, but giving effect to the conversion adjustments contemplated in this Section 8 or (II) if the Corporation survives such consolidation, merger or sale, the entity into whose securities or assets the December 2000 Preferred Stock becomes convertible pursuant to this Section 8, if other than the Corporation, shall agree to honor the conversion rights provided in this Section 8.

                  The above provisions of this Section 8 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                  If this Section 8 applies to any event or occurrence, Section 7 shall not apply.

                  9. Actions Not Requiring Consent. No consent of the holders of the December 2000 Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) subject to Section 4(e), the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior upon liquidation or as to the payment of dividends to the December 2000 Preferred Stock, (c) any increase or decrease in the amount of authorized shares of Common Stock or blank check Preferred Stock or any increase, decrease or change in the par value thereof or in any other terms thereof or (d) the issuance of Preferred Stock for which consent is not required pursuant to Section 4(e).

                  10. Ranking. Subject to the second sentence of this Section 10, the December 2000 Preferred Stock shall rank senior, with respect to dividends, as to all shares of Junior Dividend Stock and shall rank senior, with respect to distributions upon the liquidation, winding up or dissolution of the Corporation, as to all shares of Junior Liquidation Stock. All series of preferred stock of the Corporation with which the December 2000 Preferred Stock ranks on a parity, with respect to dividends or distributions upon the liquidation, winding up or dissolution of the Corporation shall constitute "Parity Preferred Stock" and the December 2000 Preferred Stock shall rank, as to dividends or distributions upon the liquidation, winding up or dissolution of the Corporation, on a parity with such Parity Preferred Stock. The term "Parity Preferred Stock" as used in (a) Section 2 shall be deemed to refer to preferred stock of the Corporation that constitutes Parity Preferred Stock in respect of the payment of dividends and (b) Section 3 shall be deemed to refer to preferred stock of the Corporation that constitutes Parity Preferred Stock in respect of the right to distributions upon the liquidation, winding up or dissolution of the Corporation.

                  IN WITNESS WHEREOF, The Williams Companies, Inc. has caused this Certificate to be signed by William G. von Glahn, a Senior Vice President, this 28th day of December, 2000.

                                               THE WILLIAMS COMPANIES, INC.


                                               By: /s/ WILLIAM G. VON GLAHN
                                                   ----------------------------
                                                   Name:  William G. von Glahn
                                                   Title: Senior Vice President

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                   ----------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "WILLIAMS HOLDINGS OF DELAWARE, INC.", A DELAWARE CORPORATION,

         WITH AND INTO "THE WILLIAMS COMPANIES, INC." UNDER THE NAME OF "THE WILLIAMS COMPANIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF JULY, A.D. 1999, AT 10:30 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF JULY, A.D. 1999.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                           [SECRETARY'S OFFICE SEAL]



                                             /s/ EDWARD J. FREEL
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State



         2116534 8100M                     AUTHENTICATION:   9896079

         991315590                                   DATE:   07-30-99

                              CERTIFICATE OF MERGER

                                       OF

                       WILLIAMS HOLDINGS OF DELAWARE, INC.

                                      INTO

                          THE WILLIAMS COMPANIES, INC.

         The Williams Companies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware with its principal office at One Williams Center, Tulsa, Oklahoma 74172, does hereby certify as follows:

         FIRST: The name and state of incorporation of each of the constituent entities to the merger are as follows:

                  Name                                State of Organization
                  ----                                ---------------------

         Williams Holdings of Delaware, Inc.                  Delaware
         The Williams Companies, Inc.                         Delaware

         SECOND: An Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

         THIRD: The name of the surviving corporation of the merger is The Williams Companies, Inc.

         FOURTH: The Certificate of Incorporation of The Williams Companies, Inc., a Delaware corporation, which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: The executed Agreement of Merger is on file at the office of the surviving corporation, the address of which is One Williams Center, Tulsa, Oklahoma 74172.

         SIXTH: A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of Williams Holdings of Delaware, Inc. or any stockholder of The Williams Companies, Inc.

         SEVENTH: The merger of the constituent entities shall become effective on July 31, 1999.

         IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 29th day of July, 1999 and is being filed in accordance with Section 103 of the General Corporation Law of the State of Delaware.



                                       THE WILLIAMS COMPANIES, INC.


                                       By:   /s/ SHAWNA L. GEHRES
                                          -------------------------------
                                       Name:   Shawna L. Gehres
                                       Title:  Secretary

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                   ----------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE WILLIAMS COMPANIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF FEBRUARY, A.D. 1998, AT 12 O'CLOCK P.M.






                            [SECRETARY'S OFFICE SEAL]



                                             /s/ EDWARD J. FREEL
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State



2116534 8100                               AUTHENTICATION: 8943311

981075195                                            DATE: 02-26-98

                            CERTIFICATE OF AMENDMENT

                                       OF

                RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

                                 * * * * * * * *


         THE WILLIAMS COMPANIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That the Board of Directors of The Williams Companies, Inc., at a meeting of the Board of Directors duly called and held on November 23, 1997, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of said Company:

                RESOLVED that the Board of Directors of the Company hereby declares it advisable to amend Article FOURTH of the Company's Restated Certificate of Incorporation, as amended, to increase the authorized Common Stock, $1.00 par value, so that, as amended, the first paragraph of Article FOURTH shall be, and read, as follows:

                "FOURTH: The total number of shares of capital stock which the Company shall have authority to issue is 990,000,000 shares, consisting of 960,000,000 shares of Common Stock, par value $1.00 per share (the "Common

         Stock") and 30,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock")

         SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, The Williams Companies, Inc. has caused this Certificate to be signed by William G. von Glahn, its Senior Vice President and General Counsel, and attested by David M. Higbee, its Secretary, this 26th day of February, 1998.



                                         THE WILLIAMS COMPANIES, INC.

                                     By:    /s/  WILLIAM G. VON GLAHN
                                         --------------------------------------
                                               William G. von Glahn
                                            Senior Vice President and
                                                 General Counsel


ATTEST:



By: /s/ DAVID M. HIGBEE
   ---------------------
         David M. Higbee
           Secretary

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                   ----------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "THE WILLIAMS COMPANIES, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF JANUARY, A.D. 1998, AT 2:30 O'CLOCK P.M.





                            [SECRETARY'S OFFICE SEAL]



                                             /s/ EDWARD J. FREEL
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State



2116534 8100                               AUTHENTICATION: 8852182

981005956                                            DATE: 01-07-98

                          THE WILLIAMS COMPANIES, INC.

                             CERTIFICATE OF INCREASE
                         OF AUTHORIZED NUMBER OF SHARES
                               OF SERIES A JUNIOR
                          PARTICIPATING PREFERRED STOCK
                         PURSUANT TO SECTION 151 OF THE
                         GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE

         The Williams Companies, Inc., a corporation organized and existing under the General Corporation Law of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Restated Certificate of Incorporation of said Corporation was filed in the office of the Secretary of State of Delaware on April 27, 1987, and was filed for recording in the office of the Recorder of Deeds of New Castle County, Delaware, on April 27, 1987, and the Certificate of the Designations, Preferences and Rights of the Series A Junior Participating Preferred Stock was included in said Restated Certificate of Incorporation.

         SECOND: That Certificates of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock were filed in the office of the Secretary of State of Delaware on February 7, 1989, and February 6, 1996, respectively, and were filed for recording in the office of the Recorder of Deeds of New Castle County, Delaware, on February 7, 1989, and February 6, 1996, respectively.

         THIRD: That the Board of Directors of said Corporation at a meeting held on November 23, 1997, duly adopted a resolution authorizing and directing an increase in the authorized number of shares of Series A Participating Preferred Stock of the Corporation, from 1,200,000 shares to 1,600,000 shares.

         IN WITNESS WHEREOF, said The Williams Companies, Inc. has caused this certificate to be signed by Gary R. Belitz, its Controller and Chief Accounting Officer, and attested by David M. Higbee, its Secretary, this 30th day of December, 1997.

                                          THE WILLIAMS COMPANIES, INC.

CORPORATE SEAL

                                          By:  /s/ GARY R. BELITZ
                                             ----------------------------------
                                             Name:   Gary R. Belitz
                                             Title:  Controller and
                                                     Chief Accounting
                                                     Officer
ATTEST:


  /s/ DAVID M. HIGBEE
------------------------------
NAME:    David M. Higbee
TITLE:   Secretary

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                   ----------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "THE WILLIAMS COMPANIES, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF OCTOBER, A.D. 1997, AT 4:30 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





                            [SECRETARY'S OFFICE SEAL]



                                             /s/ EDWARD J. FREEL
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State



2116534 8100                               AUTHENTICATION: 8697688

971332869                                            DATE: 10-10-97

                           Certificate of Elimination

                                       OF

                        $2.21 CUMULATIVE PREFERRED STOCK
                                $1.00 PAR VALUE

                           (PURSUANT TO SECTION 151(g)

                   OF THE GENERAL CORPORATION LAW OF DELAWARE)


         The Williams Companies, Inc., a corporation organized and existing under the General Corporation Law of Delaware,

         DOES HEREBY CERTIFY:

         That the Restated Certificate of Incorporation of said Company, as subsequently amended, was filed in the office of the Secretary of State of Delaware on April 27, 1987, and was filed for recording in the office of the Recorder of Deeds for New Castle County, Delaware on April 27, 1987, and that the Certificate of Designation for the $2.21 Cumulative Preferred Stock, $1.00 par value (the "Preferred Stock"), was filed in the office of the Secretary of State of Delaware on August 31, 1992;

         That the Preferred Stock was called for redemption by the Company under the terms and provisions of said Certificate of Designation on August 1, 1997, and that all outstanding shares of the Preferred Stock were, in fact, redeemed as of September 1, 1997;

         That the Board of Directors of said Company at a meeting duly called and convened on September 18, 1997, adopted a resolution to the effect that none of the authorized shares of the Preferred Stock remain outstanding, and that no additional stock of such series will be issued subject to the Certificate of Designation filed with respect to such series of Preferred Stock; and

         That when this Certificate is executed, acknowledged, filed and recorded in accordance with Section 103 of the General Corporation Law of Delaware and, when the certificate becomes effective, it shall have the effect of eliminating from the Company's Restated Certificate of Incorporation all matters set forth in the Certificate of Designation with respect to such series of Preferred Stock.

         IN WITNESS WHEREOF, said The Williams Companies, Inc. has caused this certificate to be signed by William G. von Glahn, a Senior Vice President, and attested by David N. Higbee, its Secretary, this 30th day of September, 1997.


                                             THE WILLIAMS COMPANIES, INC.

                                             By: /s/ WILLIAM G. VON GLAHN
                                                ------------------------------
                                                     William G. von Glahn
                                                     Senior Vice President


ATTEST:




By:  /s/ DAVID M. HIGBEE
   ----------------------
       David N. Higbee
        Secretary

                                STATE OF DELAWARE

                         OFFICE OF THE SECRETARY OF STATE

                                   ----------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE WILLIAMS COMPANIES, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MAY, A.D. 1997, AT 2:30 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                           [SECRETARY'S OFFICE SEAL]




                                      /s/ EDWARD J. FREEL
                                    -----------------------------------
                                    Edward J. Freel, Secretary of State


2116534 8100                        AUTHENTICATION: 8471092

971161920                                     DATE: 05-19-97

                             CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                 * * * * * * * *

     THE WILLIAMS COMPANIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of The Williams Companies, Inc., at a meeting of the Board of Directors duly called and held on January 26, 1997, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of said Company;

          RESOLVED that the Board of Directors of the Company hereby declares it advisable to amend Article FOURTH of the Company's Restated Certificate of Incorporation, as amended, to increase the authorized Common Stock, $1.00 par value, so that, as amended, the first paragraph of Article FOURTH shall be, and read, as follows:

          "FOURTH: The total number of shares of capital stock which the Company shall have authority to issue is 510,000,000 shares, consisting of 480,000,000 shares of Common Stock, par value $1.00 per share (the "Common

     Stock") and 30,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock")."


     SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.


     IN WITNESS WHEREOF, said The Williams Companies, Inc. has caused this Certificate to be signed by William G. von Glahn, its Senior Vice President and General Counsel, and attested by David M. Higbee, its Secretary, this 15th day of May, 1997.


                                            THE WILLIAMS COMPANIES, INC.

                                            By: /s/ WILLIAM G. VON GLAHN
                                                ------------------------------
                                                    William G. von Glahn
                                                 Senior Vice President and
                                                     General Counsel
ATTEST:

By: /s/ DAVID M. HIGBEE
    ------------------------------
       David M. Higbee
          Secretary

                                                                          PAGE 1
                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                   ----------

               I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "THE WILLIAMS COMPANIES, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 10 O'CLOCK A.M.



                           [SECRETARY'S OFFICE SEAL]



                                       /s/ EDWARD J. FREEL
                                     -----------------------------------
                                     Edward J. Freel, Secretary of State


2116534 8100                         AUTHENTICATION:  7844820

960057403                                      DATE:  02-28-96

                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 02/06/1996
                                                           960034476 - 2116534


                          THE WILLIAMS COMPANIES, INC.


                             CERTIFICATE OF INCREASE
                         OF AUTHORIZED NUMBER OF SHARES
                               OF SERIES A JUNIOR
                          PARTICIPATING PREFERRED STOCK
                         PURSUANT TO SECTION 151 OF THE
                         GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE

     The Williams Companies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Restated Certificate of Incorporation of said Corporation was filed in the office of the Secretary of State of Delaware on April 27, 1987, and was filed for recording in the office of the Recorder of Deeds of New Castle County, Delaware on April 27, 1987, and the Certificate of the Designations, Preferences and Rights of the Series A Junior Participating Preferred Stock was included in said Restated Certificate of Incorporation.

     SECOND: That a Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock was filed in the office of the Secretary of State of Delaware on February 7, 1989, and was filed for recording in the office of the Recorder of Deeds of New Castle County, Delaware on February 7, 1989.


     THIRD: That the Board of Directors of said Corporation at a meeting held on January 21, 1996, duly adopted a resolution authorizing and directing an increase in the authorized number of shares of Series A Participating Preferred Stock of the Corporation, from 400,000 shares to 1,200,000 shares.

     IN WITNESS WHEREOF, said The Williams Companies, Inc. has caused this certificate to be signed by Gary R. Belitz, its Controller and Chief Accounting Officer, and attested by David M. Higbee, its Secretary, this 5th day of February, 1996.

                                            THE WILLIAMS COMPANIES, INC.


CORPORATE SEAL                              By:  /s/ GARY R. BELITZ
                                                 -------------------------------
                                                 Name:  Gary R. Belitz
                                                 Title: Controller and
                                                        Chief Accounting Officer
ATTEST:


/s/ DAVID M. HIGBEE
-------------------------------
Name:  David M. Higbee
Title: Secretary

                                                                          PAGE 1
                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                   ----------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "THE WILLIAMS COMPANIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF APRIL, A.D. 1995, AT 10 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                           [SECRETARY'S OFFICE SEAL]



                                      /s/ EDWARD J. FREEL
                                    -----------------------------------
                                    Edward J. Freel, Secretary of State

2116534 8100                        AUTHENTICATION: 7481187

950088208                                     DATE: 04-21-95

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 04/21/1995
                                                           950088208 - 2116534



                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS

                                     OF THE

                             CUMULATIVE CONVERTIBLE
                          PREFERRED STOCK, $3.50 SERIES
                                 ($1 Par Value)

                                       OF

                          THE WILLIAMS COMPANIES, INC.

                                   ----------

                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware

                                   ----------

     The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on December 11, 1994, by the Board of Directors (the "Board") of The Williams Companies, Inc., a Delaware corporation (hereinafter called the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware:

          RESOLVED that pursuant to authority expressly granted to and vested in the Board by provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the issuance of a series of Preferred Stock, par value $1 per share (the "Preferred Stock"), which shall consist of up to 2,500,000 of the 30,000,000 shares of Preferred Stock which the Corporation now has authority to issue, be, and the same hereby is, authorized, and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) are fixed as follows:

          (i) The designation of such series of the Preferred Stock authorized by this resolution shall be the Cumulative Convertible Preferred Stock, $3.50 Series (the "$3.50 Preferred Stock"). The total number of shares of the $3.50 Preferred Stock shall be 2,500,000.

          (ii) Holders of shares of $3.50 Preferred Stock will be entitled to receive, when and as declared by the Board out of assets of the Corporation legally available for payment, an annual cash dividend of $3.50 per share, payable in quarterly installments on February 1, May 1, August 1 and November 1, commencing August 1, 1995 (each a "dividend payment date"). Dividends on the $3.50 Preferred Stock will be cumulative from the date of initial issuance of shares of $3.50 Preferred Stock. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board. When dividends are not paid in full upon the $3.50 Preferred Stock and any other Parity Preferred Stock (as defined in paragraph
(ix)), all dividends declared upon shares of Parity Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the $3.50 Preferred Stock and such other Parity Preferred Stock shall bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of $3.50 Preferred Stock and such other Parity Preferred Stock bear to each other. Except as set forth in the preceding sentence, unless full cumulative dividends on the $3.50 Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the $3.50 Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the $3.50 Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund regardless of whether at the time of such application full cumulative dividends upon shares of the $3.50 Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the $3.50 Preferred Stock as to dividends). Dividends payable on the $3.50 Preferred Stock for any period less than the full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  (iii) The shares of $3.50 Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the $3.50 Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the $3.50 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $50 per share (the "Liquidation Preference" of a share of $3.50 Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of $3.50 Preferred Stock to the date of final distribution. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of $3.50 Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. It, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the corporation's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

                  (iv) The shares of the $3.50 Preferred Stock will not be redeemable prior to November 1, 1999. On and after November 1, 1999, the $3.50 Preferred Stock will be redeemable, in whole at any time or from time to time in part at the option of the Corporation, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (the "Redemption Prices") per share if redeemed during the twelve-month period beginning November 1 of the year indicated below; plus, in each case, all dividends accrued and unpaid on the $3.50 Preferred Stock up to the date fixed for redemption:


                                                        Redemption
                                                          Price
          Year                                          Per Share
          ----                                          ----------
   1999 .............................................    $ 51.40
   2000 .............................................      51.05
   2001 .............................................      50.70
   2002 .............................................      50.35
   2003 and thereafter ..............................      50.00

                  In the event that the Corporation determines to redeem fewer than all of the outstanding shares of the $3.50 Preferred Stock, the shares to be redeemed shall be determined by lot or a substantially equivalent method.

                  If a notice of redemption has been given pursuant to this paragraph (iv) and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of $3.50 Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                  (v) The holders of shares of $3.50 Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

                     (I) If and whenever at any time or times dividends payable on the $3.50 Preferred Stock or on any other Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly periods, then the holders of the Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such voting right shall continue until such time as all cumulative dividends accumulated on all the Preferred Stock having cumulative dividends shall have been paid in full and until any noncumulative dividends payable on all the Preferred Stock having noncumulative dividends shall have been paid regularly for at least one year, at which time such voting right of the holders of the Preferred Stock shall terminate, subject to revesting at such time as there shall occur each and every subsequent event of default of the character indicated above.

                     Whenever such voting right shall have vested, such right
              may be exercised initially either at a special meeting of the holders of the Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

                     At such time when such voting right shall have vested in
              the holders of the Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10 percent in number of shares of the Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United

              States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10 percent in number of shares of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subparagraph (I). Any holder of the Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

                     At any meeting held for the purpose of electing directors
              at which the holders of the Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 33-1/3 percent of the then outstanding shares of the Preferred Stock shall be required and be sufficient to constitute a quorum of the Preferred Stock for the election of directors by the Preferred Stock. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of the Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Preferred Stock and the absence of a quorum or quorums of the holders of other classes of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                     The directors elected pursuant to this subparagraph (I)
              shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that when the right of the holders of the Preferred Stock to elect directors as herein provided shall terminate, the terms of office of all persons so elected by the holders of the Preferred Stock shall terminate, and the number of directors of the Corporation shall thereupon be such number as may be provided in the By-laws of the Corporation irrespective of any increase made pursuant to this subparagraph (I).

                     So long as any shares of $3.50 Preferred Stock are
              outstanding, the By-laws of the Corporation shall contain provisions ensuring that the number of directors of the Corporation shall at all times be such that the exercise, by the holders of shares of $3.50 Preferred Stock and the holders of other Preferred Stock, of the right to elect directors under the circumstances provided in this subparagraph (I) will not contravene any provisions of the Corporation's Certificate of Incorporation or By-laws.

                     (II) So long as any shares of the $3.50 Preferred Stock
              remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3 percent in number of shares of the $3.50 Preferred Stock then outstanding, (A) create any class or classes of stock ranking prior to or on a parity with the $3.50 Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking prior to or on a parity with the $3.50 Preferred Stock either as to dividends or upon liquidation, or create or authorize any obligation or security convertible into shares of stock of any class ranking prior to or on a parity with the Preferred Stock either as to dividends or upon liquidation, but may, without such consent, create or authorize obligations or securities convertible into shares of Preferred Stock, or (B) amend, alter or repeal any of the provisions of the Certificate of Incorporation (including this resolution) so as to affect adversely the preferences, special rights or powers of the $3.50 Preferred Stock or of the holders thereof.

                  (vi) Except as provided in paragraph (v) (II), no consent of the holders of the $3.50 Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior to or on a parity with to the $3.50 Preferred Stock as to dividends or upon liquidation or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

                  (vii) Subject to the provisions of paragraph (iv) hereof, the Board reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the $3.50 Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

                  (viii) At the option of the holder thereof and upon surrender thereof for conversion to the Corporation at the office of the Transfer Agent of the Corporation's Common Stock in the Borough of Manhattan, the City of New York or in the City of Tulsa, each share of $3.50 Preferred Stock will be convertible (or if such share is called or surrendered for redemption, then in respect of such share to and including, but not after, the redemption date) into fully paid and nonassessable shares of Common Stock at the initial conversion rate of 1.5625 shares of Common Stock for each share of $3.50 Preferred Stock,the conversion rate being subject to adjustment as hereinafter provided:

                                    (I) In case the Corporation shall (A) pay a
                           dividend in shares of its capital stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock any shares of its capital stock, the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of a share of $3.50 Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of Common Stock which he would have been entitled to receive after the happening of such event had such share of $3.50 Preferred Stock been converted immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, but shall also be effective retroactively as to shares of $3.50 Preferred Stock converted between such record date and the date of the happening of any such event.

                                    (II) In case the Corporation shall issue
                           rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price Per Share (as defined in subparagraph (IV) below) of Common Stock at the record date mentioned below, the number of shares of Common Stock into which each share of $3.50 Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of $3.50 Preferred Stock was theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of the shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price Per Share. Such adjustment shall be made whenever such rights or warrants are issued, but shall also be effected retroactively as to shares of $3.50 Preferred Stock converted between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

                                    (III) In case the Corporation shall
                           distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding any cash dividend or distribution made out of current or retained earnings) or rights to subscribe other than as set forth in subparagraph (II) above, then in each such case the number of shares of Common Stock into which each share of $3.50 Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share was theretofore convertible by a fraction, the numerator of which shall be the Current Market Price Per Share of the Common Stock on the record date fixed by the Board for such distribution, and the denominator of which shall be such Current Market Price Per Share of the Common Stock less the then fair market value (as determined by the Board, whose determination shall be conclusive) of the portion of the assets, evidences of indebtedness or subscription rights so distributed applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made, but shall also be effective retroactively as to shares of $3.50 Preferred Stock converted between the record date for the determination of stockholders entitled to receive such distribution and the date such distribution is made.

                                    (IV) For the purpose of any computation
                           under subparagraphs (II) and (III) above and (VI) below, the "Current Market Price Per Share" of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 15 consecutive trading days commencing 20 trading days before the day in question. The closing price for each day shall be reported on the New York Stock Exchange-Composite Transactions Tape or as reported by any successor central market System.

                                    (V) No adjustment in the conversion rate
                           shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this subparagraph (V) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (viii) shall be made to the nearest one-hundredth of a share.

                                    (VI) No fractional shares or scrip
                           representing fractional shares of Common Stock shall be issued upon the conversion of any share of $3.50 Preferred Stock. If the conversion thereof results in a fraction, an amount equal to such fraction multiplied by the Current Market Price Per Share of Common Stock (as defined in subparagraph (IV) above) as of the conversion date shall be paid to such holder in cash by the Corporation.

                                    (VII) In case the Corporation shall enter
                           into any consolidation, merger or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in each such case each share of $3.50 Preferred Stock remaining outstanding at the time of consummation of such transaction shall thereafter be convertible into the kind and amount of such stock or securities, cash and/or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such shares of $3.50 Preferred Stock might have been converted immediately prior to consummation of such transaction, assuming in each case that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount as receivable per share by a plurality of the non-electing shares)

                                    (VIII) In the event of any Change in Control
                           (as hereinafter defined) of the Corporation, each holder of $3.50 Preferred Stock shall have the right, at the holder's option, to require the Corporation to redeem all or any number of such holder's shares of $3.50 Preferred Stock during the period (the "Exercise Period") beginning on the 30th day and ending on the 90th day after the date of such Change in Control at the Redemption Price, plus accrued and unpaid dividends to the date fixed for redemption; provided, however, that such redemption right shall not be applicable in the case of any Change in Control of the Corporation which shall have been duly approved by the Continuing Directors (as hereinafter defined) during the period (the "Approval Period") prior to or within 21 days after the date on which such Change in Control shall have occurred. As used herein, (a) "Acquiring Person" means any Person who is or becomes the Beneficial Owner, directly or indirectly, of 10% or more of the outstanding Common Stock, (b) "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 adopted pursuant to the Securities Exchange Act of 1934, as amended,
                           (c) a "Change in Control" of the Corporation shall be deemed to have occurred at such time as (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of 30% or more of the outstanding Common Stock or (ii) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the Board, (d) "Continuing Director" means any member of the Board who is not affiliated with an Acquiring Person and who was a member of the Board immediately prior to the time that the Acquiring Person became an Acquiring Person and any successor to a Continuing Director who is not affiliated with the Acquiring Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board, and (e) "Person" means any individual, corporation, partnership, limited partnership, association, joint-stock company, trust, unincorporated organization, syndicate or group (as such terms are used in Section 13d-3 adopted pursuant to the Securities Exchange Act of 1934, as amended) or government or political subdivision thereof.

                                    On or before the seventh day after the
                           termination of the Approval Period, the Corporation shall mail to all holders of record of the $3.50 Preferred Stock as of the last day of the Approval Period, at their respective addresses as the same shall appear on the books of the Corporation as of such date, a notice disclosing (i) the Change in Control, (ii) whether or not the Continuing Directors have approved the Change in Control, and (iii) if the Continuing Directors have not approved the Change in Control, the respective dates on which the Exercise Period commences and ends, the redemption price per share of the $3.50 Preferred Stock applicable hereunder and the procedure which the holder must follow to exercise the redemption right provided above. The Corporation shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, New York. To exercise such redemption right, a holder of the $3.50 Preferred Stock must deliver during the Exercise Period written notice to the Corporation (or an agent designated by the Corporation for such purpose) of the holder's exercise of such redemption right, and, to be valid, any such notice of exercise must be accompanied by each certificate evidencing shares of the $3.50 Preferred Stock with respect to which the redemption right is being exercised, duly endorsed for transfer. On or prior to the seventh day after the close of the Exercise Period, the Corporation shall accept for payment all shares of $3.50 Preferred Stock properly surrendered to the Corporation (or an agent designated by the Corporation for such purpose) during the

                           Exercise Period for redemption in connection with the valid exercise of such redemption right and shall cause payment to be made in cash for such shares of $3.50 Preferred Stock.

                  (ix) For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                           (a) prior to shares of the $3.50 Preferred Stock,
either as to dividends or upon liquidation, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the $3.50 Preferred Stock;

                           (b) on a parity with shares of the $3.50 Preferred
Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the $3.50 Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of $3.50 Preferred Stock (the term "Parity Preferred Stock" being used to refer to any stock on a parity with the shares of $3.50 Preferred Stock, either as to dividends or upon liquidation as the context may require); and

                           (c) junior to shares of the $3.50 Preferred Stock,
either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of the $3.50 Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

                           (x) The $3.50 Preferred Stock shall rank on a parity
with the $2.21 Cumulative Preferred Stock, par value $1 per share, of the Corporation as to dividends and upon liquidation. The $3.50 Preferred Stock shall rank prior to the Series A Junior Participating Preferred Stock, par value $1 per share, and all other shares of capital stock of the Corporation outstanding at the time of issuance of the $3.50 Preferred Stock.

         IN WITNESS WHEREOF, The Williams Companies, Inc. has caused this Certificate to be made under the seal of the Corporation and signed by J. Furman Lewis, Senior Vice President and General Counsel, and attested by David M. Higbee, Secretary, this 19th day of April, 1995.



                                                 THE WILLIAMS COMPANIES, INC.
 [SEAL]

 Attest:

                                                 By:   /s/ J. FURMAN LEWIS
                                                    ----------------------------
                                                        J. Furman Lewis
                                                     Senior Vice President
                                                        & General Counsel
/s/  DAVID M. HIGBEE
--------------------
  David M. Higbee
    Secretary

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                   ----------

         I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE WILLIAMS COMPANIES, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MAY, A.D. 1994, AT 10 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                           [SECRETARY'S OFFICE SEAL]



                                            /s/ WILLIAM T. QUILLEN
                                          --------------------------------------
                                          William T. Quillen, Secretary of State


2116534  8100                             AUTHENTICATION: 7125786

944090114                                           DATE: 05-20-94

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION


                                * * * * * * * *


         THE WILLIAMS COMPANIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Williams Companies, Inc., at a meeting of the Board of Directors duly called and held on January 23, 1994, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of said Company:

                RESOLVED that the Board of Directors of the Company hereby declares it advisable to amend Article FOURTH of the Company's Restated Certificate of Incorporation, as amended, to increase the authorized Common Stock, $1.00 par value, so that, as amended, the first paragraph of Article FOURTH shall be, and read, as follows:

                   "FOURTH: The total number of shares of capital stock which the Company shall have authority to issue is 270,000,000 shares, consisting of 240,000,000 shares of Common Stock, par value $1.00 per share (the "Common

Stock") and 30,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock")."



         SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said The Williams Companies, Inc. has caused this Certificate to be signed by J. Furman Lewis, its Senior Vice President and General Counsel, and attested by David M. Higbee, its Secretary, this 20th day of May, 1994.




                                                 THE WILLIAMS COMPANIES, INC.



                                                 By:  /s/ J. FURMAN LEWIS
                                                    ----------------------------
                                                          J. Furman Lewis
                                                     Senior Vice President and
                                                          General Counsel
ATTEST:


By: /s/ DAVID M. HIGBEE
   -------------------------
      David M. Higbee
         Secretary

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                   ----------

         I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RETIREMENT OF STOCK OF "THE WILLIAMS COMPANIES, INC." FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF SEPTEMBER, A.D. 1993, AT 10 0'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                               * * * * * * * * * *



                           [SECRETARY'S OFFICE SEAL]



                                            /s/ WILLIAM T. QUILLEN
                                          --------------------------------------
                                          William T. Quillen, Secretary of State

                                          AUTHENTICATION: *4075831
723271110                                           DATE: 09/28/1993

                            CERTIFICATE OF RETIREMENT

                                       OF

                $3.875 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                 $1.00 PAR VALUE

                            (PURSUANT TO SECTION 243)



     The Williams Companies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     That the Restated Certificate of Incorporation of said Company was filed in the office of the Secretary of State of Delaware on April 27, 1987, and was filed for recording in the office of the Recorder of Deeds for New Castle County, Delaware on April 27, 1987, and that the Certificate of Designation for the $3.875 Convertible Exchangeable Preferred Stock, $1.00 par value (the "Preferred Stock"), was filed in the office of the Secretary of State of Delaware on May 1, 1989;

     That the Preferred Stock was called for redemption by the Company under the terms and provisions of said Certificate of Designation on June 10, 1993, and that all outstanding shares of the Preferred Stock were, in fact, redeemed as of June 10, 1993;

     That the Board of Directors of said Company at a meeting duly called and convened on September 19, 1993, adopted a resolution to the effect that none of the authorized shares of the Preferred Stock remain outstanding, and that no additional stock of such series will be issued subject to the Certificate of Designation filed with respect to such series of Preferred Stock; and

     That when this Certificate is executed, acknowledged, filed and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware and, when the certificate becomes effective, it shall have the effect of eliminating from the Company's Restated Certificate of Incorporation all matters set forth in the Certificate of Designation with respect to such series of Preferred Stock.

     IN WITNESS WHEREOF, said The Williams Companies, Inc. has caused this certificate to be signed by Jack D. McCarthy, a Senior Vice President, and attested by David M. Higbee, its Secretary, this 20th day of September, 1993.

                                             THE WILLIAMS COMPANIES, INC.


                                             By: /s/ JACK D. MCCARTHY
                                                 -----------------------------
                                                      Jack D. McCarthy
                                                    Senior Vice President

ATTEST:

By: /s/ DAVID M. HIGBEE
    -----------------------------
          David M. Higbee
             Secretary

                                STATE OF DELAWARE

                                     [LOGO]

                          OFFICE OF SECRETARY OF STATE

                                   ----------

         I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF "THE WILLIAMS COMPANIES, INC. FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF AUGUST, A.D. 1992, AT 10 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                               * * * * * * * * * *



                    [OFFICE OF THE SECRETARY OF STATE SEAL]



                                      /s/ MICHAEL RATCHFORD
                                      -----------------------------------------
                                      MICHAEL RATCHFORD, SECRETARY OF STATE

722244066                             AUTHENTICATION: *3575698
                                                DATE: 08/31/1992

                           CERTIFICATE OF DESIGNATION

                                     OF THE

                        $2.21 CUMULATIVE PREFERRED STOCK
                                 ($1 Par Value)

                                       OF

                          THE WILLIAMS COMPANIES, INC.

                                   ---------

                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware

                                   ---------

     The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on August 27, 1992, by a duly appointed Special Committee of the Board of Directors of The Williams Companies, Inc., a Delaware corporation (hereinafter called the "Corporation"), acting pursuant to the provisions of
Section 141(c) of the General Corporation Law of the State of Delaware and pursuant to authority granted to such Committee in a resolution of such Board of Directors (the "Board") duly adopted on July 10, 1992:

          RESOLVED that pursuant to authority expressly granted to and vested in the Board by provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the issuance of a series of Preferred Stock par value $1 per share (the "Preferred Stock"), which shall consist of up to 4,000,000 of the 26,300,000 shares of Preferred Stock which the Corporation now has authority to issue, be, and the same hereby is, authorized, and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) are fixed as follows:

               (i) The designation of such series of the Preferred Stock authorized by this resolution shall be the $2.21 Cumulative Preferred Stock (the "$2.21 Preferred Stock").

          The total number of shares of the $2.21 Preferred Stock shall be 4,000,000.

               (ii) Holders of shares of $2.21 Preferred Stock will be entitled to receive, when and as declared by the Board out of assets of the Corporation legally available for payment, an annual cash dividend of $2.21 per share, payable in quarterly installments on March 1, June 1, September 1 and December 1, commencing December 1, 1992 (each a "dividend payment date"). Dividends on the $2.21 Preferred Stock will be cumulative from the date of initial issuance of shares of $2.21 Preferred Stock. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board. When dividends are not paid in full upon the $2.21 Preferred Stock and any other Parity Preferred Stock (as defined in paragraph (viii) below), all dividends declared upon shares of Parity Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the $2.21 Preferred Stock and such other Parity Preferred Stock shall bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of $2.21 Preferred Stock and such other Parity Preferred Stock bear to each other. Except as set forth in the preceding sentence, unless full cumulative dividends on the $2.21 Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the $2.21 Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the $2.21 Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund regardless of whether at the time of such application full cumulative dividends upon shares of the $2.21 Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the $2.21 Preferred Stock as to dividends). Dividends payable for any partial dividend period shall be calculated on the basis of a 360-day year of 12 30-day months.

               (iii) The shares of $2.21 Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the $2.21 Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the $2.21 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $25 per share (the "Liquidation Preference" of a share of $2.21 Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of $2.21 Preferred Stock to the date of final distribution. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of $2.21 Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

               (iv) The holders of shares of $2.21 Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

                    (I) If and whenever at any time or times dividends
               payable on the $2.21 Preferred Stock or on any other Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly periods, then the holders of the Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such voting right shall continue until such time as all cumulative dividends accumulated on all the Preferred Stock having cumulative dividends shall have been paid in full and until any noncumulative dividends payable on all the Preferred Stock having noncumulative dividends shall have been paid regularly for at least one year, at which time such voting right of the holders of the Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of default of the character indicated above.

                    Whenever such voting right shall have vested, such
               right may be exercised initially either at a special meeting of the holders of the Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

                    At any time when such voting right shall have vested in
               the holders of the Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10 percent in number of shares of the Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10 percent in number of shares of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subparagraph (I). Any holder of the Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

                    At any meeting held for the purpose of electing
               directors at which the holders of the Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 33-1/3 percent of the then outstanding shares of the Preferred Stock shall be required and be sufficient to constitute a quorum of the Preferred Stock for the election of directors by the Preferred Stock. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of the Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Preferred Stock and the absence of a quorum or quorums of the holders of other classes of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                    The directors elected pursuant to this subparagraph (I)
               shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that when the right of the holders of the Preferred Stock to elect directors as herein provided shall terminate, the terms of office of all persons so elected by the holders of the Preferred Stock shall terminate, and the number of directors of the Corporation shall thereupon be such number as may be provided in the By-laws of the Corporation irrespective of any increase made pursuant to this subparagraph (I).

                    So long as any shares of $2.21 Preferred Stock are
               outstanding, the By-laws of the Corporation shall contain provisions ensuring that the number of directors of the Corporation shall at all times be such that the exercise, by the holders of shares of $2.21 Preferred Stock and the holders of other Preferred Stock, of the right to elect directors under the circumstances provided in this subparagraph (I) will not contravene any provisions of the Corporation's Certificate of Incorporation or By--laws.

                    (II) So long as any shares of the $2.21 Preferred Stock
               remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3 percent in number of shares of the $2.21 Preferred Stock then outstanding, (A) create any class or classes of stock ranking prior to the $2.21 Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking prior to the $2.21 Preferred Stock either as to dividends or upon liquidation,
               (B) amend, alter or repeal any of the provisions of the Certificate of Incorporation (including this resolution) so as to affect adversely the preferences, special rights or powers of the $2.21 Preferred Stock or (C) authorize any reclassification of the $2.21 Preferred Stock.

               (v) The shares of the $2.21 Preferred Stock will not be redeemable prior to September 1, 1997. On or after such date, the $2.21 Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to $25 per share of the $2.21 Preferred Stock plus dividends accrued and accumulated but unpaid to the redemption date.

               If full cumulative dividends on the $2.21 Preferred Stock have not been paid, the $2.21 Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the $2.21 Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the $2.21 Preferred Stock. If less than all the outstanding shares of $2.21 Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

               If a notice of redemption has been given pursuant to this paragraph (v) and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of $2.21 Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

               (vi) No consent of the holders of the $2.21 Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation to the $2.21 Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

               (vii) Subject to the provisions of paragraph (iv) hereof, the Board reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the $2.21 Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

               (viii) For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                    (a) prior to shares of the $2.21 Preferred Stock,
               either as to dividends or upon liquidation, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the $2.21 Preferred Stock;

                    (b) on a parity with shares of the $2.21 Preferred
               Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the $2.21 Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of $2.21 Preferred Stock (the term "Parity Preferred Stock" being used to refer to any stock on a parity with the shares of $2.21 Preferred Stock, either as to dividends or upon liquidation as the context may require); and

                    (c) junior to shares of the $2.21 Preferred Stock,
               either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of the $2.21 Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

                    The $2.21 Preferred Stock shall rank on a parity with
               the $3.875 Convertible Exchangeable Preferred Stock, par value $1 per share, and prior to the Series A Junior Participating Preferred Stock, par value $1 per share, and all other shares of capital stock of the Corporation outstanding at the time of issuance of the $2.21 Preferred Stock.

     IN WITNESS WHEREOF, The Williams Companies, Inc. has caused this Certificate to be made under the seal of the Corporation and signed by J. Furman Lewis, a Senior Vice President, and attested by David M. Higbee, its Secretary, this 28th day of August, 1992.

                                            THE WILLIAMS COMPANIES, INC.

                                            /s/ J. FURMAN LEWIS
                                            -----------------------------------
                                                J. Furman Lewis
                                              Senior Vice President

[SEAL]

Attest:

/s/ DAVID M. HIGBEE
----------------------------------
    David M. Higbee
      Secretary

                                STATE OF DELAWARE

                                     [LOGO]

                          OFFICE OF SECRETARY OF STATE

                                   ----------


         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF THE WILLIAMS COMPANIES, INC. FILED IN THIS OFFICE ON THE FIRST DAY OF MAY, A.D. 1989, AT 11:30 O'CLOCK A.M.

                              : : : : : : : : : :



                    [OFFICE OF THE SECRETARY OF STATE SEAL]



720200157                             /s/ MICHAEL HARKINS
                                      -----------------------------------------
                                      Michael Harkins, Secretary of State

                                      AUTHENTICATION: 12732083
                                                DATE: 07/19/1990

                           CERTIFICATE OF DESIGNATION

                                     OF THE

                 $3.875 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                 ($1 Par Value)

                                       OF

                          THE WILLIAMS COMPANIES, INC.

                                   ----------

                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware

                                   ----------

     The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on April 26, 1989, by a duly appointed Special Committee of the Board of Directors of The Williams Companies, Inc., a Delaware corporation (hereinafter called the "Corporation"), acting pursuant to the provisions of Section 141(c) of the General Corporation law of the State of Delaware and pursuant to authority granted to such Committee in a resolution of such Board of Directors (the "Board") duly adopted on March 15, 1989:

          RESOLVED that pursuant to authority expressly granted to and vested in the Board by provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the issuance of a series of Preferred Stock par value $1 per share
     (the "Preferred Stock"), which shall consist of up to 3,300,000 of the 30,000,000 shares of Preferred Stock which the Corporation now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Restated Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

               (i) The designation of such series of the Preferred Stock authorized by this resolution shall be the $3.875 Convertible Exchangeable Preferred Stock (the "Exchangeable Preferred Stock"). The total number of shares of Exchangeable Preferred Stock shall be 3,300,000.

               (ii) Holders of shares of Exchangeable Preferred Stock will be entitled to receive, when and as declared by the Board out of assets of the Corporation legally available for payment, an annual cash dividend of $3.875 per share, payable in quarterly installments on March 31, June 30, September 30 and December 31, commencing June 30, 1989 (each a "dividend payment date"). Dividends on the Exchangeable Preferred Stock will be cumulative from the date of initial issuance of shares of Exchangeable Preferred Stock. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board. When dividends are not paid in full upon the Exchangeable Preferred Stock and any other Parity Preferred Stock (as defined in paragraph (xii) below), all dividends declared upon shares of Parity Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Exchangeable Preferred Stock and such other Parity Preferred Stock shall bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Exchangeable Preferred Stock and such other Parity Preferred Stock bear to each other. Except as set forth in the preceding sentence, unless full cumulative dividends on the Exchangeable Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation (as defined in subparagraph (iv)(I) below) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Exchangeable Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Exchangeable Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund regardless of whether at the time of such application full cumulative dividends upon shares of the Exchangeable Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Exchangeable Preferred Stock as to dividends). Dividends payable for any partial dividend period shall be calculated on the basis of a 360-day year of 12 30-day months.

               (iii) The shares of Exchangeable Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the Exchangeable Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Exchangeable Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $50 per share (the "Liquidation Preference" of a share of Exchangeable Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Exchangeable Preferred Stock to the date of final distribution. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Exchangeable Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities shall be considered a liquidation, dissolution or winding-up of the Corporation.

               (iv) (I) Subject to and upon compliance with the provisions of this paragraph (iv), the holder of a share of Exchangeable Preferred Stock shall have the right, at his option, at any time, to convert such share into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the Liquidation Preference of such share being converted by the Conversion Price (as defined below) and by surrender of such share so to be converted, such surrender to be made in the manner provided in subparagraph (II) of this paragraph
          (iv); provided, however, that the right to convert shares called for redemption pursuant to paragraph (viii) or for exchange pursuant to paragraph (vii) shall terminate at the close of business on the date fixed for such redemption or exchange, as the case may be, unless the Corporation shall default in making payment of the amount payable upon such redemption or in making the exchange and payment of any amount payable upon such exchange.

               The term "Applicable Price" means (i) in the event of a Fundamental Change in which the holders of the Corporation's Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the last reported sales price for the Corporation's Common Stock (determined as set forth in subparagraph IV(d) of this paragraph (iv)) during the ten Trading Days (as defined in subparagraph IV(d) of this paragraph (iv)) prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets.

               The term "Common Stock" shall mean the Common Stock, $1.00 par value, of the Corporation as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time, except that for the purpose of subparagraph (V) of this paragraph (iv) the term "Common Stock" shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage.

               The term "Common Stock Fundamental Change" means any
          Fundamental Change in which more than 50% (by value as determined in good faith by the Board) of the consideration received by holders of Common Stock consists of common stock that, for the ten Trading Days (as defined in subparagraph IV (d) of this paragraph (iv)) prior to such Fundamental Change, has been admitted for listing on a national securities exchange or quoted on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System.

                  The term "Conversion Price" shall mean $39.25, as adjusted in accordance with the provisions of this paragraph (iv).

                  The term "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all the Common Stock of the Corporation shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash or securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise).

                  The term "Liquidation Preference" shall have the meaning specified in paragraph (iii).

                  The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

                  The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the last reported sales price for the common stock received in such Common Stock Fundamental Change (determined as set forth in subparagraph IV(d) of this paragraph
         (iv) as if such subparagraph were applicable to such common stock) during the ten Trading Days (as defined in subparagraph IV(d) of this paragraph (iv)) prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock.

                  The term "Reference Market Price" shall initially mean $20.917, and in the event of any adjustment to the Conversion Price pursuant to subparagraphs IV(a), IV(b) or IV(c) of this paragraph (iv), the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $20.917 to the Conversion Price set forth in this Certificate of Designation (without regard to any adjustment thereto).

                  The term "Rights Agreement" shall have the meaning specified in paragraph (ix).

                  The term "Rights" shall have the meaning specified in paragraph (ix).

                  (II) In order to exercise the conversion privilege, the holder of each share of Exchangeable Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Exchangeable Preferred Stock in the Borough of Manhattan, City of New York, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Exchangeable Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

                  The holders of shares of Exchangeable Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such dividend payment date. However, shares of Exchangeable Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Exchangeable Preferred Stock on a dividend payment record date who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on a dividend payment date will receive the dividend payable by the Corporation on such shares of Exchangeable Preferred Stock on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Exchangeable Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

                  As promptly as practicable after the surrender of the certificates for shares of Exchangeable Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (iv), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subparagraph (III) of this paragraph (iv).

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Exchangeable Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversions of the Exchangeable Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

                  (III) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Exchangeable Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Exchangeable Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the last reported sale price (as defined in subparagraph (IV)(d) of this paragraph (iv)) thereof on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Exchangeable Preferred Stock so surrendered.

                  (IV) The Conversion Price shall be adjusted from time to time as follows:

                           (a) In case the Corporation shall (i) pay a dividend
                  or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of Exchangeable Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (a) shall become effective immediately, except as provided in subparagraph (g) below, after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

                           (b) In case the Corporation shall issue rights (other
                  than the Rights) or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the current market price per share of Common Stock (as defined in subparagraph (d) below) at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subparagraph (g) below, after such record date. In determining whether any rights or warrants entitle the holders of the Exchangeable Preferred Stock to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board.

                           (c) In case the Corporation shall distribute to all
                  holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation) or rights (other than the Rights) or warrants to subscribe for or purchase any of its securities (excluding those referred to in subparagraph (b) above) (any of the foregoing being hereinafter in this subparagraph (c) called the "Securities"), then in each such case, unless the Corporation elects to reserve shares or other units of such Securities for distribution to the holders of the Exchangeable Preferred

                  Stock upon the conversion of the shares of Exchangeable Preferred Stock so that any such holder converting shares of Exchangeable Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, converted its shares of Exchangeable Preferred Stock into Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subparagraph (d) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board, whose determination shall, if made in good faith, be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the current market price per share (as defined in subparagraph (d) below) of the Common Stock. Such adjustment shall become effective immediately, except as provided in subparagraph (g) below, after the record date for the determination of shareholders entitled to receive such distribution.

                           (d) For the purpose of any computation under
                  subparagraphs (b) and (c) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the last reported sales prices for the thirty consecutive Trading Days (as defined below) commencing forty-five Trading Days before the date in question. The last reported sales price for each day shall be the last reported sale price regular way on the New York Stock Exchange, or, if not reported for such Exchange, on the Composite Tape, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange, or, if the Common Stock is not listed on such Exchange or no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau, Incorporated, or similar organization, or, if no such quotations are available, the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Corporation. As used herein the term "Trading Days" with respect to Common Stock means (i) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any national securities exchange, days on which the New York Stock Exchange or such national securities exchange is open for business or (ii) if the Common Stock is quoted on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

                           (e) No adjustment in the Conversion Price shall be
                  required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that adjustment shall be required and made in accordance with the provisions of this paragraph (iv) (other than this subparagraph (e)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. All calculations under this paragraph (iv) shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this subparagraph (IV) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this subparagraph (IV), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

                           (f) Whenever the Conversion Price is adjusted, as
                  herein provided, the Corporation shall promptly file with any conversion agent an officers' certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Exchangeable Preferred Stock at his last address as shown on the stock books of the Corporation.

                           (g) In any case in which this subparagraph (IV)
                  provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Exchangeable Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to subparagraph (III) of this paragraph (iv).

                  (V) If:

                           (a) the Corporation shall declare a dividend (or any
                  other distribution) on the Common Stock (other than in cash out of retained earnings); or

                           (b) the Corporation shall authorize the granting to
                  the holders of the Common Stock of rights (other than the Rights) or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                           (c) there shall be any reclassification of the Common
                  Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation as an entirety or any Fundamental Change; or

                           (d) there shall be a voluntary or in involuntary
                  dissolution, liquidation or winding up of the Corporation;

         then the Corporation shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, Fundamental Change, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, Fundamental Change, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subparagraph VIII of this paragraph (iv) or in subparagraph V(a.), V(b), V(c) or V(d) of this paragraph (iv).

                  (VI) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Exchangeable Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Exchangeable Preferred Stock not theretofore converted. For purposes of this subparagraph (VI), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Exchangeable Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Exchangeable Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

                  The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Exchangeable Preferred Stock prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

                  Prior to the delivery of any securities which: the Corporation shall be obligated to deliver upon conversion of the Exchangeable Preferred Stock, the Corporation will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                  (VII) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Exchangeable Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Exchangeable Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (VIII) Notwithstanding any other provision herein to the contrary, if any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Exchangeable Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (b) any consolidation, merger or combination of the Corporation with another corporation as a result of which holders of Common Stock issuable upon conversion of the Exchangeable Preferred Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (c) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (d) any Fundamental Change (including any event in the foregoing clauses (a), (b) and (c) which constitutes a Fundamental Change), then the holder of each share of Exchangeable Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale, conveyance or Fundamental Change (such amount to be determined, in the case of a Fundamental Change, in accordance with the following paragraph), by a holder of the number of shares of Common Stock issuable upon conversion of such share of Exchangeable Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale, conveyance or Fundamental Change subject to further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph

         (iv); provided, however, that if the event referred to in clauses (a) through (d) above constitutes a Common Stock Fundamental Change, each share of Exchangeable Preferred Stock shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change (the amount of such common stock to be determined in accordance with the following paragraph). If, in the case of any such consolidation, merger, sale, conveyance or Fundamental Change, the stock or other securities and property receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property of an entity other than the successor or purchasing entity, as the case may be, in such consolidation, merger, sale, conveyance or Fundamental Change, then the Corporation shall enter into an agreement with such other entity for the benefit of the holders of the Exchangeable Preferred Stock which shall contain such additional provisions to protect the interests of such holders as the Board shall reasonably consider necessary by reason of the foregoing.

         For purposes of calculating any adjustment to be made pursuant to the preceding paragraph in the event of a Fundamental Change, immediately prior to such Fundamental Change:

                  (A) in the case of a Non-Stock Fundamental Change, (x) the conversion price of the shares of Exchangeable Preferred Stock shall be deemed to be the lower of (1) the then applicable Conversion Price (after giving effect to any adjustments required pursuant to subparagraphs IV(a), IV(b), or IV(c) of this paragraph (iv)) and (2) the Applicable Price (provided however that in no event shall the Conversion Price be lower than the Reference Market Price); and (y) if such Non-Stock Fundamental Change occurs on or prior to March 30, 1999, the holder of each share of Exchangeable Preferred Stock shall be deemed to have the right to convert a Liquidation Preference amount of such share of Exchangeable Preferred Stock equal to the Liquidation Preference thereof multiplied by (i) in the case of periods after March 30 1992, the percentage of such Liquidation Preference that such holder would have been entitled to receive if such share of Exchangeable Preferred Stock had been redeemed at the Corporation's option on the date of such Non-Stock Fundamental Change, or (ii) in the case of periods prior to March 31, 1992, the applicable percentage set forth in the following table for the 12-month periods ending March 31 in each of the years set forth therein.


                    Year                 Percentage
                    ----                 ----------
                    1990                 %107.750
                    1991                 %106.975
                    1992                 %106.200

                  (B) in the case of a Common Stock Fundamental Change, the Conversion Price shall be the then applicable Conversion Price after giving effect to any adjustment required pursuant to subparagraphs IV(a), IV(b) or IV(c) of this paragraph (iv) multiplied by a fraction, the numerator of which is the Purchaser Stock Price and the denominator of which is the Applicable Price.

                  The provisions of this subparagraph (VIII) shall similarly apply to successive reclassifications, consolidations, mergers, sales, conveyances or Fundamental Changes.

                  (v) Upon any conversion, exchange or redemption of shares of Exchangeable Preferred Stock, the shares of Exchangeable Preferred Stock so converted, exchanged or redeemed shall have the status of authorized and unissued shares of Preferred Stock, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion, exchange or redemption of shares of Exchangeable Preferred Stock.

                  (vi) The holders of shares of Exchangeable Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

                           (I) If and whenever at any time or times dividends
                  payable on the Exchangeable Preferred Stock or on any other preferred stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly periods, then the holders of the preferred stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such voting right shall continue until such time as all cumulative dividends accumulated on all the preferred stock having cumulative dividends shall have been paid in full and until any noncumulative dividends payable on all the preferred stock having noncumulative dividends shall have been paid regularly for at least one year, at which time such voting right of the holders of the preferred stock shall terminate, subject to revesting in the event of each and every subsequent event of default of the character indicated above.

                           Whenever such voting right shall have vested, such
                  right may be exercised initially either at a special meeting of the holders of the preferred stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

                           At any time when such voting right shall have vested
                  in the holders of the preferred stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of shares of the preferred stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the preferred stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of shares of the preferred stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subparagraph (I). Any holder of the preferred stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provi-sions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

                           At any meeting held for the purpose of electing
                  directors at which the holders of the preferred stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 33-1/3% of the then outstanding shares of the preferred stock shall be required and be sufficient to constitute a quorum of the preferred stock for the election of directors by the preferred stock. At any such meeting or adjournment thereof
                  (A) the absence of a quorum of the holders of the preferred stock shall not prevent the election of directors other than those to be elected by the holders of the preferred stock and the absence of a quorum or quorums of the holders of other classes of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the preferred stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                           The directors elected pursuant to this subparagraph
                  (I) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that when the right of the holders of the preferred stock to elect directors as herein provided shall terminate, the terms of office of all persons so elected by the holders of the preferred stock shall terminate, and the number of directors of the Corporation shall thereupon be such number as may be provided in the By-laws of the Corporation irrespective of any increase made pursuant to this subparagraph (I).

                           So long as any shares of Exchangeable Preferred Stock
                  are outstanding, the By-laws of the Corporation shall contain provisions ensuring that the number of Directors of the Corporation shall at all times be such that the exercise, by the holders of shares of Exchangeable Preferred Stock and the holders of other preferred stock, of the right to elect Directors under the circumstances provided in this subparagraph (I) will not contravene any provisions of the Corporation's Certificate of Incorporation or By-laws.

                           (II) So long as any shares of the Exchangeable Stock
                  remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66 2/3% in number of shares of the Exchangeable Preferred Stock then outstanding, (A) create any class or classes of stock ranking prior to the Exchangeable Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking prior to the Exchangeable Preferred Stock either as to dividends or upon liquidation, (B) amend, alter or repeal any of the provisions of the Certificate of Incorporation (including this resolution) so as to affect adversely the preferences, special rights or powers of the Exchangeable Preferred Stock or (C) authorize any reclassification of the Exchangeable Preferred Stock.

                           (vii) The Exchangeable Preferred Stock is
                  exchangeable in whole at the option of the Corporation on any dividend payment date beginning March 31, 1992, for the Corporation's 7 3/4% Convertible Subordinated Debentures due 2014 (the "Debentures") as described in the Corporation's Registration Statement on Form S-3 (Registration No. 33-27507), as filed with the Securities and Exchange Commission. Holders of outstanding shares of Exchangeable Preferred Stock will be entitled to receive $50 principal amount of Debentures in exchange for each share of Exchangeable Preferred Stock held by them at the time of exchange; provided that the Debentures will be issuable in denominations of $1,000 and integral multiples thereof and an amount in cash shall be paid to such holders for any excess principal amount otherwise issuable. The Corporation will mail to each record holder of the Exchangeable Preferred Stock written notice of its intention to exchange not less than 30 nor more than 60 days prior to the date of exchange. The notice shall specify the effective date of the exchange, the place where certificates for shares of Exchangeable Preferred Stock are to be surrendered for Debentures and state that dividends on Exchangeable Preferred Stock will cease to accrue on such date of exchange. Prior to giving notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation an Indenture substantially in the form filed as an Exhibit to such Registration Statement with such changes as may be required by law, stock exchange rule or usage. The Corporation will cause the Debentures to be authenticated on the dividend payment date on which the exchange is effective; at such time the rights of the holders of Exchangeable Preferred Stock as stockholders of the Corporation shall cease (except the right to receive accumulated and unpaid dividends to the date of exchange), and the shares of Exchangeable Preferred Stock shall no longer be deemed outstanding and shall represent only the right to receive the Debentures and such accumulated and unpaid dividends. Notwithstanding the foregoing, if notice of exchange has been given pursuant to this paragraph
                    (vii) and any holder of shares of Exchangeable Preferred Stock shall, prior to the close of business on the Exchange Date, give written notice to the Corporation pursuant to paragraph (iv) of the conversion of any or all of the shares held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then such exchange shall not become effective as to such shares to be converted and such conversion shall become effective as provided in paragraph
                    (iv). The Debentures will be delivered to the persons entitled thereto upon surrender to the Corporation or its agent appointed for that purpose of the certificates for the shares of Exchangeable Preferred Stock being exchanged therefor. If the Corporation has not paid full cumulative dividends on the Exchangeable Preferred Stock to the date of exchange (or set aside a sum therefor) the Exchangeable Preferred Stock may not be exchanged for the Debentures.

                         (viii) The shares of the Exchangeable Preferred Stock
                    may be redeemed at the option of the Corporation, as a whole, or from time to time, in part, at any time after March 31, 1992, upon not less than 30 nor more than 60 days' prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation, at the following redemption prices:

                         If redeemed during the 12-month period beginning March
                    31,

                    Year           Price              Year             Price
                    ----           --------           -----------      --------
                    1992           $52.7125           1997             $50.7750
                    1993           $52.3250           1998             $50.3875
                    1994           $51.9375           1999
                    1995           $51.5500           and there-      $     50
                    1996           $51.1625           after

                    in each case together with an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid to the date fixed for redemption.

                         If full cumulative dividends on the Exchangeable
                    Preferred Stock have not been paid, the Exchangeable Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Exchangeable Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Exchangeable Preferred Stock. If less than all the outstanding shares of Exchangeable Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

                         If a notice of redemption has been given pursuant to
                    this paragraph (viii) and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of Exchangeable Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time. Any funds which have been deposited by the Corporation, or on its behalf, with a paying agent or segregated and held in trust by the Corporation for the redemption of shares converted into Common Stock on or prior to the date fixed for such redemption shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in paragraph (iv)) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from such trust.

                         (ix) Each share of Common Stock issued upon conversion
                    of Exchangeable Preferred Stock on or prior to the close of business on the earliest of (a) the Distribution Date (as defined in the Amended and Restated Rights Agreement, dated as of July 12, 1988, between the Corporation and Morgan Guaranty Trust Company of New York, as Rights Agent, (the "Rights Agreement"), (b) any date fixed for redemption of the Rights (as defined in the Rights Agreement) in accordance with the provisions of the Rights Agreement or
                    (c) the Final Expiration Date (as defined in the Rights Agreement) shall in accordance with the Rights Agreement also evidence one Right, and the certificates for such Common Stock shall bear the legend set forth in Section 3(c) of the Rights Agreement. In addition, holders of the Exchangeable Preferred Stock converted into Common Stock after the Distribution Date, but prior to the earlier of (x) any date fixed for redemption of the Rights in accordance with the provisions of the Rights Agreement and (y) the Final Expiration Date, shall be entitled to the issuance, in the manner provided in the Rights Agreement, of Rights Certificates (as defined in the Rights Agreement) representing the appropriate number of Rights in connection with the issuance of Common Stock upon conversion of Exchangeable

                    Preferred Stock; except if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the person to whom such Rights Certificate would be issued or appropriate adjustment shall otherwise have been made in lieu of the issuance thereof. Notwithstanding the foregoing, holders of Exchangeable Preferred Stock converted into Common Stock shall not be entitled to Rights or the issuance of Rights Certificates if at the time of conversion all Rights under the Rights Agreement have been terminated or cancelled. Holders of Exchangeable Preferred Stock who have not converted Exchangeable Preferred Stock on or prior to any such date fixed for redemption of Rights will not be entitled to the redemption price in respect thereof.

                         (x) No consent of the holders of the Exchangeable
                    Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation to the Exchangeable Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

                         (xi) Subject to the provisions of paragraph (vi)
                    hereof, the Board reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the Exchangeable Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

                         (xii) For the purposes of this resolution any stock of
                    any class or classes of the Corporation shall be deemed to rank:

                               (a) prior to shares of the Exchangeable Preferred
                          Stock, either as to dividends or upon liquidation, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Exchangeable Preferred Stock;

                               (b) on a parity with shares of the Exchangeable
                          Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Exchangeable Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Exchangeable Preferred Stock (the term "Parity Preferred Stock" being used to refer to any stock on a parity with the shares of Exchangeable Preferred Stock, either as to dividends or upon liquidation as the context may require); and

                               (c) junior to shares of the Exchangeable
                          Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of the Exchangeable Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

                         The Exchangeable Preferred Stock shall rank prior to
                    the Series A Junior Participating Preferred Stock, par value $1 per share, and all other shares of capital stock of the Corporation outstanding at the time of issuance of the Exchangeable Preferred Stock.



                         IN WITNESS WHEREOF, The Williams Companies Inc. has
caused this Certificate to be made under the seal of the Corporation and signed by J. Furman Lewis, its Senior Vice President, and attested by David M. Higbee, its Secretary, this 28th day of April 1989.


                                          THE WILLIAMS COMPANIES, INC.


                                          /s/   J. FURMAN LEWIS
                                          ----------------------------

[SEAL]:

Attest.

/s/    DAVID M. HIGBEE
----------------------------
          Secretary

                               STATE OF DELAWARE

                                     [LOGO]

                          OFFICE OF SECRETARY OF STATE

                                   ----------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF THE WILLIAMS COMPANIES, INC. FILED IN THIS OFFICE ON THE SEVENTH DAY OF FEBRUARY, A.D. 1989, AT 10 O'CLOCK A.M.




                    [OFFICE OF THE SECRETARY OF STATE SEAL]



                                           /s/ MICHAEL HARKINS
                                         -----------------------------------
                                         Michael Harkins, Secretary of State

729038057                                AUTHENTICATION: 2057835

                                                   DATE: 02/07/1989

                                    729038057
                             CERTIFICATE OF INCREASE

                                       OF

                           AUTHORIZED NUMBER OF SHARES         [STAMP]

                                       OF

                          Series A Junior Participating
                                 Preferred Stock

     The Williams Companies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     That the Restated Certificate of Incorporation of said Corporation was filed in the office of the Secretary of State of Delaware on April 27, 1987, and was filed for recording in the office of the Recorder of Deeds for New Castle County, Delaware on April 27, 1987, and the Certificate of the Designations, Preferences and Rights of the Series A Junior Participating Preferred Stock was included in said Restated Certificate of Incorporation.

     That the Board of Directors of said Corporation at a meeting held on January 22, 1989, duly adopted a resolution authorizing and directing an increase in the authorized number of shares of Series A Junior Participating Preferred Stock of the Corporation, from 200,000 shares to 400,000 shares, in accordance with the provisions of Section 151 of The General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said The Williams Companies, Inc. has caused this certificate to be signed by Vernon T. Jones, its President and attested by David
M. Higbee, its Secretary, this 26th day of January, 1989.


                                           THE WILLIAMS COMPANIES, INC.

                                           By /s/ VERNON T. JONES
                                             ----------------------------
                                             President

ATTEST:

By /s/ DAVID M. HIGBEE
  ----------------------------
  Secretary

                                PLEASE RETURN TO
                          THE CORPORATION TRUST COMPANY

                                    INDEXED
                               RECEIVED FOR RECORD

                                '89 FEB -9 P1:27

                                  [ILLEGIBLE]
                                    RECORDER

                                BOOK 530 PAGE 73
                                                                          PAGE 1


                               STATE OF DELAWARE

                                     [LOGO]

                          OFFICE OF SECRETARY OF STATE


     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF THE WILLIAMS COMPANIES, INC. FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF APRIL, A.D. 1987, AT 10 O'CLOCK A.M.




                    [OFFICE OF THE SECRETARY OF STATE SEAL]



                                         /s/ MICHAEL HARKINS
                                       -----------------------------------
                                       Michael Harkins, Secretary of State

877117092                              AUTHENTICATION: 1214714

                                                 DATE: 04/27/1987

                                BOOK 530 PAGE 74                         [STAMP]


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          THE WILLIAMS COMPANIES, INC.

          THE WILLIAMS COMPANIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company") does hereby certify as follows:

          1. The name of the Company is THE WILLIAMS COMPANIES, INC. The date of filing of the Company's original Certificate of Incorporation with the Secretary of State of the state of Delaware was February 3, 1987.

          2. The Board of Directors of the Company adopted a resolution proposing and declaring advisable the following amendments to and restatement of the Certificate of Incorporation of the Company.

          3. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the state of Delaware.

          FIRST: The name of the Company is THE WILLIAMS COMPANIES, INC.

          SECOND: The address of the registered office of the Company in the state of Delaware is 1209 Orange Street, in the city of Wilmington, county of New Castle. The name of the Company's registered agent at that address is The Corporation Trust Company.

          THIRD: The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code.

          FOURTH: The total number of shares of capital stock which the Company shall have authority to issue is 150,000,000 shares, consisting of 120,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock") and 30,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

                                       I.

          1. Any unissued or treasury shares of the Preferred Stock may be issued from time to time in one or more series, as authorized by the Board of Directors, subject to the limitations of this Article FOURTH. The designations, preferences and relative, participating, optional and other special rights, and the

                                BOOK 530 PAGE 75

qualifications, limitations and restrictions thereof, of the Preferred Stock of each series shall be such as are stated and expressed in this Article
FOURTH and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such series. Such resolution or resolutions shall specify:

          (a) the distinctive designation of such series and the number of shares which shall constitute such series, which may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (b) the rate of dividends, if any, payable on shares of such series, the date, if any, from which such dividends shall accrue, the conditions upon which and the dates when such dividends shall be payable, and whether such dividends shall be cumulative or noncumulative;

          (c) the amount or amounts which the holders of the Preferred Stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company (which amounts need not be the same for each such event); and

          (d) whether or not the Preferred Stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of this Article FOURTH,

               (i) limit the number of shares of such series which may be issued;

               (ii) provide for a sinking fund for the purchase or redemption or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissue of shares of Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the Company is in default as to such sinking or purchase fund the Company shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Preferred Stock as to dividends or distribution of assets upon liquidation (referred to in this Article FOURTH as "junior stock");

               (iii) grant voting rights to the holders of shares of such series, in addition to and not inconsistent with those granted by this Article FOURTH to the holders of Preferred Stock;

               (iv) impose conditions or restrictions upon the creation of indebtedness of the Company or upon the issue of additional Preferred Stock or other capital stock ranking equally therewith or prior thereto as to dividends or distribution of assets on liquidation;

                                BOOK 530 PAGE 76



               (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, junior stock;

               (vi) grant to the holders of the Preferred Stock of such series the right to convert such stock into shares of another series or class of capital stock; and

               (vii) grant such other special rights to the holders of shares of such series as the Board of Directors may determine and as shall not be inconsistent with the provisions of this Article FOURTH.

          The term "fixed for such series" and similar terms shall mean stated and expressed in this Article FOURTH or in the resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to therein.

          2. Subject to any limitations specified in the resolution or resolutions providing for the issuance thereof, the holders of the Preferred Stock of the respective series shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, preferential dividends in cash, at the rate per annum, if any, fixed for such series, payable at quarter-yearly, half-yearly, or yearly intervals, and on such dates, as may be specified in the resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such respective series, to stockholders of record on a date, preceding each such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to preferential dividends accrued on the shares of such series, and no dividend shall be declared or paid or set apart for payment for the Preferred Stock of any series unless at the same time a dividend in like proportion to the dividends accrued upon the Preferred Stock of each other series shall be declared or paid or set apart for payment, as the case may be, on Preferred Stock of each other series then outstanding; but nothing in this subdivision 2. shall prevent the authorization or issuance of one or more series of Preferred Stock bearing dividends subject to contingencies as to the existence or amount of earnings of the Company during one or more fiscal periods, or as to other events, to which dividends on other series of Preferred Stock are not subject.

          3. So long as any shares of Preferred Stock shall remain outstanding, in no event shall any dividends whatsoever, whether in cash, stock, or otherwise, be paid or declared, or any distribution be made on any class of junior stock, nor shall any shares of junior stock be purchased, retired or otherwise acquired for a valuable consideration by the Company, unless all dividends accrued on outstanding shares of Preferred Stock for all past dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and the full

                                BOOK 530 PAGE 77


dividend thereon for the then current dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart. For purposes of this Article FOURTH, dividends shall not be deemed to have "accrued" for any dividend period on the shares of Preferred Stock of any series unless (a) such shares were outstanding during such period, and either (b) the resolution or resolutions of the Board of Directors providing for such series shall expressly state that dividends on shares thereof accrue whether or not earned or declared, and are cumulative, or (c) any and all contingencies to which the accrual of dividends on shares of such series shall by the terms of the resolution or resolutions of the Board of Directors providing for such series be subject shall have been satisfied; and the term "accrued and unpaid dividends" with respect to Preferred Stock of any series shall mean accrued dividends on all outstanding shares of Preferred Stock of such series, from the date or dates from which dividends accrued thereon to the date as of which accrued and unpaid dividends are being determined, less the aggregate amount of all dividends theretofore declared and paid or set apart for payment upon such outstanding Preferred Stock.

          4. The Company at the option of the Board of Directors may redeem all or any part of the Preferred Stock of any series which by its terms is redeemable, at the time or times and on the terms and conditions fixed for such series, upon notice duly given in the manner provided in the resolution or resolutions of the Board of Directors providing for such series, by paying therefore in cash the sum fixed for such series, together, in each case, with an amount equal to accrued and unpaid dividends thereon. The resolution or resolutions of the Board of Directors providing for a series subject to redemption may provide that when notice of redemption of all or part of the shares of such series shall have been given, and the redemption price of such shares, together with accrued dividends to the date fixed as the redemption date (which shall be a date after the date of such notice), has been set aside by the Company, or deposited with a suitable depositary, for the pro rata benefit of the holders of the shares called for redemption, then the shares so called shall no longer be deemed outstanding, and all rights with respect to such shares, including the accrual of further dividends, other than the right to receive the redemption price of such shares, without interest, shall cease. Such resolution or resolutions may further provide, in any case where funds are deposited with a depositary other than the Company, that any funds held by such depositary in respect of shares not presented for redemption within such period as may be fixed in such resolution or resolutions, but not less than six months, after the date on which such funds were first available to holders of such shares against presentation thereof for redemption, shall be repaid to the Company, and that thereafter the holders of such shares shall look solely to the Company for the funds payable upon redemption thereof.

          5. Except as herein or by law expressly provided or except as may be provided for any series of Preferred Stock by

                                BOOK 530 PAGE 78


the resolution or resolutions of the Board of Directors providing for the issuance thereof as herein permitted, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders. On any matters on which the holders of the Preferred Stock or any series thereof shall be entitled to vote separately as a class or series, they shall be entitled to one vote for each share held.

               (a) So long as any shares of Preferred Stock are outstanding, the Company shall not, without the consent of the holders of at least a majority of the number of shares of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at any annual meeting, or any special meeting called for the purpose, purchase, redeem, or otherwise acquire for value any shares of the Preferred Stock or of any other stock ranking on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation during the continuance of any default in the payment of dividends on the Preferred Stock.

               (b) Any action specified in this subdivision 5. as requiring the consent of the holders of at least a specified proportion of the number of shares of Preferred Stock or of any particular series thereof at the time outstanding or represented at a meeting may be taken with such consent and with such additional vote or consent, if any, of stockholders as may be from time to time required by this Restated Certificate of Incorporation, as amended from time to time, or by law.

          6. In the event of any liquidation, dissolution or winding up of the affairs of the Company, voluntary or involuntary, then, before any distribution or payment shall be made to the holders of any class of stock of the Company ranking junior to the Preferred Stock as to dividends or distribution of assets on liquidation, the holders of the Preferred Stock of the respective series shall be entitled to be paid in full the respective amount fixed, with respect to liquidations, dissolution or winding up, voluntary or involuntary, as the case may be, in the resolution or resolutions of the Board of Directors providing for the issue of shares of such series, plus a sum equal to all accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Company shall be distributed among the holders of the stocks of the Company ranking junior to the Preferred Stock according to their respective rights. In the event that the assets of the Company available for distribution to holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable hereunder upon each share thereof.

          7. Except as otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, Preferred Stock redeemed or

                                BOOK 530 PAGE 79


otherwise retired by the Company shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of this Article FOURTH and of any restriction contained in any such resolution, be reissued in the same manner as other authorized but unissued Preferred Stock.

                                       II.

          At every meeting of the stockholders of the Company, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of such Common Stock standing in such holder's name on the record books of the Company on a record date to be fixed by the Board of Directors. The holders of the Common Stock shall have the exclusive right to vote, except as provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, or except as expressly provided by Part I of this Article FOURTH.

          Subject to the limitations prescribed in this Article FOURTH, and any further limitations prescribed in accordance therewith, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Company which are by law available therefor, dividends payable either in cash, in property, or in shares of the Common Stock of the Company.

          In the event of any dissolution, liquidation or winding up of the affairs of the Company, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Company, and the amounts to which the holders of the Preferred Stock shall be entitled to share ratably in the remaining net assets of the Company.

                                      III.

          Except as may be otherwise expressly provided with respect to a particular series of Preferred Stock in the resolution or resolutions of the Board of Directors providing for such series, no holder of any shares of stock of the Company of any class or series shall be entitled as of right to subscribe to and/or purchase or acquire from the Company any stock of such class or series or any other class or series and/or any bonds, notes, debentures or other securities or obligations convertible into, or carrying warrants or rights to subscribe to, stock of the Company of any class or series; but all shares of stock, and all bonds, notes, debentures or other securities or obligations, whether or not convertible into stock or carrying warrants or rights to subscribe to stock, may be issued, sold and disposed of from time to time by the Board of Directors to such persons, firms or corporations and for such consideration (so far as may be permitted by law) as the Board of Directors shall from time to time in its absolute discretion, determine, without offering any stock, bonds, notes, debentures or other securities or obligations to the holders of Common Stock or any series of Preferred Stock.

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                                BOOK 530 PAGE 80



          Of the 30,000,000 authorized shares of Preferred Stock of the Company, 200,000 shares shall be issued in a series designated as Series A Junior Participating Preferred Stock, $1.00 par value per share as set forth hereinafter.

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 200,000.

          Section 2. Dividends and Distributions.

               (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $20 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $1.00 par value, of the Company (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (a) and clause
(b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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                                BOOK 530 PAGE 81


               (B) The Company shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $20 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number

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                                BOOK 530 PAGE 82


by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

          (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preferred Stock, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

               (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities

                                BOOK 530 PAGE 83


     ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

               (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request; or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv) In any default period the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Restated

          Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 2 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not

               (i) declare or pay dividends on, make other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of

          Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up.

          (A) Upon any voluntary liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $200 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 200 (as appropriately adjusted as set forth in subparagraph
(C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the

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                                BOOK 530 PAGE 86

Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case, the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

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                                BOOK 530 PAGE 87


     Section 10. Amendment. The Restated Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in liquidating distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of the Board of Directors and stockholders:

          A. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors.

          B. The Board of Directors shall consist of not fewer than five nor more than seventeen Directors. The exact number of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. The Directors shall serve for three-year terms and shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors.

          C. If the number of Directors is changed in accordance with the terms of this Restated Certificate of Incorporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which such Director's term expires and until such Director's successor shall be elected and shall qualify, subject, however, to the Director's prior death, resignation, disqualification or removal from office. The stockholders shall not have the right to remove any one or all of the Directors except for cause and by the

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                                BOOK 530 PAGE 88

     affirmative vote of the holders of 75 percent of the voting power of all shares of outstanding stock of the Company generally entitled to vote in the election of Directors, considered for purposes of this Article FIFTH as one class. Any vacancy on the Board of Directors that results from a newly created Directorship may be filled by the affirmative vote of a majority of the Board of Directors then in office, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of the predecessor.

          D. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Company shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto (including the resolutions adopted by the Board of Directors pursuant to Article FOURTH), and such Directors so elected shall not be divided into classes pursuant to Paragraph B of this Article FIFTH unless expressly provided by such terms. Election of Directors need not be by written ballot unless the By-laws so provide.

          E. The Board of Directors may from time to time determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and paper of the Company or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Company, except as and to the extent expressly provided by law with reference to the right of stockholders to examine the original or duplicate stock ledger, or otherwise expressly provided by law, or except as expressly authorized by resolution of the Board of Directors.

          F. To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of such Director's fiduciary duty as Director.

          G. In addition to the powers and authority herein before or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject,

                                BOOK 530 PAGE 89


     nevertheless, to the provisions of the statutes of Delaware, this Restated Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the Directors which would have been valid if such By-laws had not been adopted.

          H. Any action, except election of Directors, which may be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, provided, that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required.

          I. Subject to the terms of any series of Preferred Stock or any other securities of the Company, special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-laws of the Company.

          J. No amendment to the Restated Certificate of Incorporation of the Company shall amend, alter, change, or repeal any provision of this Article FIFTH unless the amendment affecting such amendment, alteration, change, or repeal shall receive the affirmative vote of the holders of 75 percent of the voting power of all shares of outstanding stock of the Company generally entitled to vote in the election of Directors, considered for purposes of this Article FIFTH as one class.

     SIXTH. A. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors' power to manage the business and affairs of the Company; and no By-law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

     B. The Board of Directors shall have the power to make, alter, amend, change, add to or repeal the By-laws of the Company. The Board of Directors may amend the By-laws of the Company upon the affirmative vote of the number of Directors which shall constitute, under the terms of the By-laws, the action of the Board of Directors.

     SEVENTH: Except as set forth below, the affirmative vote of the holders of 75 percent of the voting power of all

                                BOOK 530 PAGE 90


shares of outstanding stock of the Company, generally entitled to vote in elections of Directors, considered for the purposes of this Article SEVENTH as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the Company with or into any other corporation, or
(b) to authorize any sale or lease of all or any substantial part of the assets of the Company to, or any sale or lease to the Company or any subsidiary thereof in exchange for securities of the Company of any assets (except assets having an aggregate fair market value of less than $6,000,000) of, any other corporation, person or other entity, if, in either case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than five percent of the voting power of all shares of outstanding stock of the Company entitled to vote in elections of Directors considered for the purposes of this Article SEVENTH as one class. Such affirmative vote shall be in addition to the vote of the holders of the stock of the Company otherwise required by law or any agreement between the Company and any national securities exchange.

     For the purpose, but only for the purpose, of determining whether a person, corporation, or other entity is "the beneficial owner, directly or indirectly, of more than five percent of the voting power of all shares of outstanding stock of the Company generally entitled to vote in elections of Directors", (x) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Company (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, and whether for or without the payment of any consideration therefor, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i), above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of stock of the Company, or which is its "affiliate" or associate" (as defined below), and (y) the outstanding shares of any class of stock of the Company shall include shares deemed owned through application of clause (i), as if all such acquisitions had been effected, and clause (ii) above.

     The Board of Directors shall have the power and duty to determine for the purposes of this Article SEVENTH on the basis of information known to the Company, whether (i) such other corporation, person or other entity beneficially owns more than five percent of the voting power of all shares of outstanding stock of the Company entitled to vote in elections of Directors, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined below) of another, (iii) the assets being acquired by the corporation, or any subsidiary thereof, have an aggregate fair market value of less than $6,000,000 and (iv) the


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

                                BOOK 530 PAGE 91

memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article SEVENTH.

     The provisions of this Article SEVENTH shall not be applicable to (i) any merger or consolidation of the Company with or into any other corporation, or any sale or lease of all or any substantial part of the assets of the Company to, or any sale or lease to the Company or any subsidiary thereof in exchange for securities of the Company of any assets of, any corporation if the Board of Directors of the Company shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction, prior to the time that such other corporation shall have become a holder of more than five percent of the voting power of all shares of outstanding stock of the Company entitled to vote in elections of Directors; or (ii) any merger or consolidation of the Company with, or any sale or lease to the Company or any subsidiary thereof of any of the assets of, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of Directors is owned of record or beneficially by the Company and/or its subsidiaries.

     For purposes of this Article SEVENTH the following terms shall have the following meanings:

     AFFILIATE. An "affiliate" of, or a person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     ASSOCIATE. The term "associate" used to indicate a relationship with any person, means (1) any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of any corporation or organization, or any parent or subsidiary of any corporation or organization, of which such person is an affiliate or associate.

     No amendment to the Restated Certificate of Incorporation of the Company shall amend, alter, change or repeal any of the provisions of this Article SEVENTH, unless the amendment affecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of 75 percent of the voting power of all shares of outstanding stock of the Company generally entitled to vote in elections of Directors, considered for the purpose of this Article SEVENTH as one class.

     EIGHTH: When considering a merger, consolidation, business combination or similar transaction, the Board of

                               BOOK 530  PAGE 92

Directors, committees of the Board, individual Directors and individual officers may, in considering the best interests of the Company and its stockholders, consider the effects of any such transaction upon the employees, customers and suppliers of the Company, and upon communities and states and other political entities in which offices, plants or other facilities of the Company or any of its subsidiaries are located.

     NINTH: Subject to the provisions of this Restated Certificate of Incorporation, the Company reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, said The Williams Companies, Inc. has caused this certificate to be signed by V. T. Jones its President, and attested by D. M. Higbee, its Secretary this 21st day of April, 1987.

                                            THE WILLIAMS COMPANIES, INC.



                                             By /s/ V. T. Jones
                                                -------------------------------
                                                     President


ATTEST:
                                                      [STAMP]
By /s/ D. M. Higbee
   -------------------------------
          Secretary

                                PLEASE RETURN TO
                          THE CORPORATION TRUST COMPANY




                               RECEIVED FOR RECORD

                                   APR 29 1987

                           William M. Honey, Recorder




                                    INDEXED

                               BOOK 488 PAGE 0885

                                STATE OF DELAWARE

                                     [LOGO]

                          OFFICE OF SECRETARY OF STATE

                                   ----------


             I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF

         DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

         COPY OF THE CERTIFICATE OF INCORPORATION OF THE WILLIAMS

         COMPANIES, INC. FILED IN THIS OFFICE ON THE THIRD DAY OF

         FEBRUARY A.D. 1987, AT 10 O'CLOCK A.M.

                              : : : : : : : : : :



 [OFFICE OF THE SECRETARY OF STATE SEAL]



                                        /s/ MICHAEL HARKINS
                                      -----------------------------------
                                      Michael Harkins, Secretary of State

737034056                             AUTHENTICATION: 11104322
                                                DATE: 02/03/1987

                               BOOK 488 PAGE 0886

                                                                  [FILED STAMP]

                          CERTIFICATE OF INCORPORATION

                                       OF

                          THE WILLIAMS COMPANIES, INC.


     FIRST: The name of this corporation is

                          THE WILLIAMS COMPANIES, INC.

     SECOND: Its registered office in the State of Delaware is to be located at 1209 Orange Street, City of Wilmington, State of Delaware, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any other lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of common stock which this corporation shall have authority to issue is 1,000 shares, all of which shall be with a par value of one dollar ($1.00) per share. The number of shares to be issued initially will be 1,000 shares and the consideration to be received therefor will be $1,000.

     FIFTH: The name and mailing address of the incorporator is:

                NAME                    MAILING ADDRESS
                ----                    ---------------
          David M. Higbee               One Williams Center
                                        Tulsa, OK 74172

     SIXTH: Upon the filing of the Certificate of Incorporation, the authority of the incorporator shall terminate and the following named individuals, whose mailing addresses are set out beside their names, shall serve as directors until the first Annual Meeting of the Stockholders or until their successors are elected and qualified:

                NAME                    MAILING ADDRESS
                ----                    ---------------
          K. E. Bailey                  One Williams Center
                                        Tulsa, OK 74172

          V. T. Jones                   One Williams Center
                                        Tulsa, OK 74172

          Joseph H. Williams            One Williams Center
                                        Tulsa, OK 74172

                               BOOK 488 PAGE 0887



     SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of this corporation and for defining and regulating the powers of this corporation and its directors and stockholders:

     1. The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

     2. The first meeting of the stockholders for the election of directors shall be held in Tulsa, Oklahoma, at the office of this corporation, on June 2, 1987, or at such other time and place as may be designated by the Board of Directors, and thereafter the directors shall be elected at the time and place named in the By-laws of this corporation.

     3. Written ballots shall not be required for the election of directors of this corporation.

     4. The Board of Directors shall have the power to make, alter or repeal By-laws of this corporation.

     5. The By-laws of the corporation may fix or provide the manner of fixing and altering the number of directors constituting the Board of Directors, provided that such number shall not be less than three.

     IN WITNESS WHEREOF, I, the undersigned, being the incorporator of this corporation hereinbefore named, do certify that the facts herein stated are true, that the execution of this instrument is my act and deed, and that I accordingly have hereunto set my hand this 29th day of January, 1987.

                                        /s/ David M. Higbee
                                        -------------------------
                                        David M. Higbee


                                                        RECEIVED FOR RECORD

                                                             FEB 5 1987

                                                     William M. Honey, Recorder

                                PLEASE RETURN TO
                         THE CORPORATION TRUST COMPANY




                              RECEIVED FOR RECORD

                                  FEB 5 1987

                           William M. Honey, Recorder




                                    INDEXED